UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

MMR INFORMATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2934½ BEVERLY GLEN CIRCLE, SUITE 702 LOS ANGELES, CALIFORNIA		90077
(Address of Principal Executive Offices)		(Zip Code)

(310) 476-7002
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 27, 2009, we, our wholly-owned subsidiary Montana Merger Sub, Inc. ("Merger Sub"), and MyMedicalRecords, Inc. (formerly mymedicalrecords.com, Inc.) ("MMR") consummated a business combination pursuant to the terms of that Agreement and Plan of Merger and Reorganization dated November 8, 2008 (the "Merger Agreement") by which Merger Sub merged with and into MMR, and MMR became our wholly-owned subsidiary. We refer to this transaction as the Merger. On February 2, 2009, we filed with the Securities and Exchange Commission (the "SEC") a current report on Form 8-K (the "Form 8-K") to provide required information regarding MMR and the Merger. As described therein, we succeeded to the business of MMR as our sole line of business, and changed our legal name to MMR Information Systems, Inc. on February 9, 2009.

On April 15, 2009, we filed with the SEC our annual report on Form 10-K for the fiscal year ended December 31, 2008. While this annual report relates to the current business and operations of our company post-Merger, in accordance with SEC rules, it includes the audited financial statements and related notes of our company as of December 31, 2008 (e.g., prior to the Merger) and related discussion in Item 7 thereof. We are filing this amendment to the Form 8-K in order to include a Management's Discussion and Analysis of Financial Condition and Results of Operations of MMR as of, and for the year ended, December 31, 2008, as well as financial statements and related notes for such period and pro forma financial statements as of, and for the year ended, December 31, 2008. We have also updated the "Properties" section from our Description of Business and the Risk Factors.

Item 2.01  Completion of Acquisition of Assets

The "—Properties" section under Description of Business contained in Item 2.01 of this Form 8-K is amended and restated in its entirety as follows:

Properties

As a virtual Internet-based company we have minimal needs for office space to conduct our day-to-day business operations. From August 2008 through May 1, 2009, we utilized space at temporary facilities in Los Angeles, California, under a sublease from our current President, Chief Executive Officer and Chairman, Robert H. Lorsch while we sought permanent facilities for our consolidated operations post-Merger. On April 17, 2009 we entered into a month-to-month lease for office space located at 468 W. Camden Drive, 2d Floor, Beverly Hills, CA 90210, commencing June 1, 2009 (and occupied the space on May 1, 2009 pursuant to a separate agreement). We continue to receive company correspondence at the following mailing address: 2934½ Beverly Glen Circle, Suite 702, Los Angeles, California 9007.

The Risk Factors contained in Item 2.01 of this Form 8-K is hereby amended and restated in its entirety as follows:

RISK FACTORS

You should consider carefully the risk factors described below, together with the other information contained in this current report on Form 8-K/A. If any of the following risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to Our Business

It is anticipated that we will continue to incur losses and negative cash flow from operations for the foreseeable future, and we may not be able to continue as a going concern.

Following the Merger, we are still a company with a limited operating history although we have generated minimal revenue. While our new business includes personal health care record and storage products that are currently available, we are nevertheless still at an early stage in developing a business model that will enable us to generate significant revenue from the use of our products. As more fully described in note 1 to the financial statements appearing elsewhere in this current report on Form 8-K/A, our independent registered public accounting firm has included an explanatory paragraph in their report on our 2008 financial statements included with this current report on Form 8-K/A for the year ended December 31, 2008 related to the uncertainty of our ability to continue as a going concern. At December 31, 2008, current liabilities of $3,236,909 exceeded cash and cash equivalents of $75,779. Prior to the Merger, MMR financed its operations primarily through private placements of MMR capital stock and from secured loans from The RHL Group, Inc., a wholly-owned affiliate of MMR's founder and Chief Executive Officer, and our current Chairman, President and Chief Executive Officer, Robert H. Lorsch. Although we expect to continue to receive financing from The RHL Group, Inc., there is only a limited obligation for The RHL Group, Inc. to do so. Further, we have also continued to incur losses from operations and need additional sources of financing to fund our operations until we develop a profitable business. Even with additional funds from The RHL Group, Inc., there is no assurance that we will be able to generate sufficient revenue and working capital to fund our operations and create a sustainable going concern. As a result, it is expected that we will continue to incur operating losses for the foreseeable future and we may not be able to continue as a going concern.

If we fail to obtain additional financing, we will be unable to fund our operations.

We expect that the cash used in our operations will increase for the next several years. Although we generate some cash from our operations, we currently need to obtain financing not only to fund our operations, but also in order to meet the obligations for installment payments under the Creditor Plan (including to our former Chief Executive Officer and former Chief Financial Officer) of $709,000, as well as the obligations under the subordinated secured indebtedness owed to The RHL Group, Inc. (which note payable had a balance of $822,520 at December 31, 2008). We will also need financing in order to fund operations until we can become cash flow positive, which is not expected to occur in the foreseeable future. For a description and copy of the Creditor Plan see "Management's Discussion and Analysis of Financial Condition and Results of Operations" below in this Item 2.01 and Exhibit 10.5 hereto. For a description of obligations to our former Chief Executive Officer and former Chief Financial Officer see "Executive Compensation" below in this Item 2.01 and Exhibits 10.17 and 10.18 to this current report on Form 8-K/A.

Other than to meet the Creditor Plan obligations, our future funding requirements will depend on many factors, including:

  The pace of market adoption of current and future products;
  The length of sales cycles and implementation efforts for major corporate accounts;
  The launch of new products; and
  The build up of a sales and service delivery organization.

If additional debt financing is raised in the future, we may be required to grant lenders a security interest in all or a portion of our assets and issue warrants to acquire our equity securities, resulting in dilution to our stockholders. In addition, any such debt financing may involve restrictive covenants, including limitations on our ability to incur additional debt, limitations on our ability to acquire or assign intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Further, our ability to raise funding through the sale of equity securities will be significantly limited by our existing authorized but unissued common stock. Following the Merger, we have a limited amount of available common stock and any changes to our certificate of incorporation to increase our authorized share capital would require a vote of our stockholders, which could be time consuming and costly to obtain.

Future additional funding may not be available on acceptable terms, or at all. If we are unable to raise additional capital when required or on acceptable terms, then we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our products.

We are a company with limited operating history and currently have only a small management team and staff, which could limit our ability to effectively seize market opportunities and grow our business.

Our operations are subject to all of the risks inherent in a growing business enterprise, including the likelihood of operating losses. As a smaller company with a limited operating history, our success will depend, among other factors, upon how we manage the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, products and channels of distribution, and current and future development, as well as in the competitive emerging healthcare records management business. In addition, as a company with a limited operating history we have only a small management team and staff to grow our business and manage the risks inherent in a growing business enterprise. These factors could limit our ability to effectively seize market opportunities and grow our business.

Although we continue to develop improvements to our MyMedicalRecords PHR product and other uses for its technology, there can be no assurances that we will be able to develop these improvements in a timely manner. Further, the market for consumer health information management products is in an early development stage and there can be no guarantees that there will be marketplace acceptance for our MyMedicalRecords PHR product or our MyESafeDepositBox product, the failure of which could have a material adverse effect on our business prospects, results of operations and financial condition.

Fully functional versions of our MyMedicalRecords PHR product and our MyESafeDepositBox product are currently available in the market place. While we continue to design and develop additional features that we believe are necessary for the ongoing competitiveness of our products, there can be no assurances that we will be able to develop these features in a timely manner. Further, the marketplace for consumer health information and secure document management products is in an early stage and there can be no guarantee that there will be marketplace acceptance for the enhanced products once these additional improvements are completed or for our MyMedicalRecords Pro product once ready. If there is no marketplace acceptance of our products, it would have a material adverse affect on our business prospects, results of operations and financial condition.

We are dependent on outside suppliers and any disruptions in the supply of services could materially and adversely affect our business operations and financial condition.

We are totally reliant on outside telecommunications, data center and information technology service providers and developers to build and maintain our product offering. For example, we rely on third-party vendors for website development, communications and server space. Although these suppliers are not "sole" source suppliers, should any one of our current suppliers be unable to supply services for any reason, because of the time and expense involved in negotiating new supply arrangements, it could severely hamper our ability to keep our product competing in the market and to continue to improve and develop our products as planned.

We currently derive a significant portion of our revenue from a limited number of customers.

At December 31, 2008 and 2007, three and two customers, respectively, represented a combined 70.3% and 62% of our revenue. If we are not able to continue to renew our relationships with these customers or continue to grow our business and add new customers to diversify the sources of our revenue, it would have a material adverse effect on our results of operations and financial condition.

Any significant limitation or failure of our technology systems that are critical to our operations could constrain our operations.

We are highly dependent upon the use of third-party technology systems to operate our business. Any failures in these systems could disrupt our business and subject us to losses. Moreover, although we have in place certain disaster recovery plans and backup servers, we may experience system delays and interruptions as a result of natural disasters, power failures, acts of war, and third-party failures. Potential system failures and the cost necessary to address them could result in material financial loss or costs, regulatory actions, breach of client contracts, reputational harm or legal claims and liability, which in turn could negatively impact our business prospects, results of operations and financial condition.

We are dependent on our Chief Executive Officer and the loss of him could have a material adverse effect on our business and results of operations. Further, we may not be able to attract qualified officers to replace him or other key management personnel necessary to grow our business.

We are highly reliant on the services of our Chief Executive Officer, Robert H. Lorsch. If Mr. Lorsch left, it could have a material adverse effect on our business and results of operations. Further, we must continue to hire experienced managers to continue to grow our business. As a company with limited operating history and no proven track record, we may have difficulty attracting and retaining new individuals. If we are not successful in attracting management, it could have a material adverse effect on our ability to grow our business, which would adversely affect our results of operations and financial condition.

Our management will be required to devote substantial time to comply with public company regulations.

As a public company, we will incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002 as well as rules implemented by the SEC impose various requirements on public companies, even those that are not listed. In light of the Merger and change in our management and business, our new management and other personnel will need to devote a substantial amount of time to these requirements, but do not have recent experience with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time- consuming and costly.

The Sarbanes-Oxley Act of 2002 requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting when required by Section 404 of the Sarbanes-Oxley Act of 2002. Our compliance with Section 404 will require that we incur substantial accounting and related expense and expend significant management efforts. We will need to hire additional accounting and financial staff to satisfy the ongoing requirements of Section 404.

We will incur expenses to remediate significant deficiencies that together constitute a material weakness in our present internal control over financial reporting and in our ability to document, test and certify our system of internal control. The inability to do so in a timely manner may result in the inability to detect or prevent material misstatements in our consolidated financial statements and could also result in the loss of investor confidence.

Our independent auditors identified material weaknesses in MMR's internal control over financial reporting in connection with the audit for the years ended December 31, 2008 and 2007. These material weaknesses relate to an inadequate consolidated financial statement close-process and cut-off of expenses, lack of accounting staff with financial expertise, lack of supporting documentation and schedules for certain transactions and inadequate journal-entry review process. This is due in part to the small size of MMR prior to the Merger. Although we are developing a plan of action to correct these material weaknesses, there is no guarantee that our efforts will be successful.

If we are not able to remediate the existing material weaknesses in internal control over financial reporting, we may not have adequate, accurate or timely financial information and our disclosure controls and procedures may not be effective. Further, material misstatements in our consolidated financial statements may go undetected and we may be unable to meet our reporting obligations or comply with the requirements of the SEC, which may subject us to sanctions or investigation by regulatory authorities such as the SEC. If this occurs, there could be an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements.

In addition to remedying the material weaknesses in our internal control over financial reporting, we need to bring our financial reporting procedures up to public-company standards so as to allow management to report on, and, when required by Section 404 of the Sarbanes-Oxley Act of 2002, our independent registered public accountants to attest to, our internal control over financial reporting. As a result, we will need to incur additional expenses and diversion of management's time in this area. We will be required to incur significant costs in documenting, evaluating, testing and remediating our internal control procedures and systems, including the hiring of consultants or additional personnel. Such actions, while necessary and beneficial, will adversely affect our financial results.

We face substantial competition.

While we believe that our MyMedicalRecords PHR product occupies a unique niche in the marketplace, other companies offer similar services that compete for subscriber enrollment from the same patient population, and could compete more directly with us by developing processes and technology functionally the same as those that form our MyMedicalRecords PHR product. Most of these competitors are larger, more deeply funded companies. To the extent they have more success in obtaining market share and customer acceptance of their products, it could have a negative effect on our ability to grow our business, which could have a material adverse effect on our results of operations and financial condition.

Our growth will depend on our ability to develop our brand and any failure to do so could limit our business prospects, which could have a material adverse effect on our results of operations and financial condition.

We believe that establishing a strong brand will be critical to achieving widespread acceptance and adoption of our products and services. Promoting and positioning our brand will depend largely on the success of our marketing efforts, distribution channels and ability to provide high quality service. Establishing a significant brand presence for an on-line company often requires substantial marketing investment, and many "dot.com" companies have failed to generate the necessary adoption rates even after such a process. Brand promotion activities may not yield increased revenues, and even if they do, any increased revenues may not offset the expenses we incur in building the MyMedicalRecords brand. If we are not successful in building the MyMedicalRecords brand, it could limit our business prospects, which could have a material adverse effect on our results of operations and financial condition.

The handling of medical records is highly regulated. Not only could we be subject to substantial liability for mishandling records if we fail to comply with applicable requirements or if third-parties gain unauthorized access to records or servers but our products may need constant revisions or modifications to comply with an increasingly complex regulatory regime.

The proper handling of medical records is subject to extensive state and federal regulations and legal requirements, and we anticipate incurring significant costs to keep informed of and in compliance with such regulations and requirements. The volume and complexity of the regulations is daunting and many have changed substantially in recent years and all are subject to the uncertainties of interpretation. Although we are not currently required to comply with the Health Insurance Portability and Accountability Act of 1996, commonly referred to as HIPAA, we are committed to implementing our products and services in accordance with the privacy and security standards and requirements of HIPAA. Any determination that we are in violation of the applicable regulations or requirements could create substantial liability. Further, our products and services may become subject to greater regulation, particularly at the federal level. We may have to reduce, enhance or remove certain offerings to comply with new regulatory standards. If we are not able to effectively modify our product and service offerings to adapt to stricter standards, it could have a material adverse effect on our ability to grow our business and our results of operations and financial condition. Further, there is a risk that third-parties could gain unauthorized access to our users' records or servers. While this risk of accessing user data is reduced because user records are stored in image form, we are still exposed to liability from unauthorized third-party access to user accounts.

Because of the types of agreements that we enter into with our customers for our products, there is a time lag between the date of the agreement or license and product launch and revenue generation, which may be significant.

In the ordinary course of our business, we enter into agreements with certain customers that typically provide for customization of our product. The degree of customization can vary from simple modifications required to co-brand to highly tailored product modifications, which require significant development efforts on our part. Because these customer arrangements typically do not provide for payment of revenues until product launch, there is often a time lag between the date we enter into an agreement or license with a particular customer and when we begin generating revenues. This time lag can be significant if there is a high degree of customization involved requiring extensive product development efforts. Thus, even if we are successful in negotiating agreements and licenses with many customers to co-brand or private label our products for such customers, because of the nature of our arrangements with our customers, there is a risk that it may be some time before we generate revenues from such arrangements, if at all.

We may not be able to adequately protect or enforce our intellectual property rights.

In order to compete effectively in our developing industry, we must distinguish our product and service offerings from that of our competitors. Such distinction will depend partially on the strength of our enforcement efforts regarding our patents, trade secrets, trademarks, and similar intellectual property rights, which in turn depends on our ability to effectively assert our own intellectual property rights. If we are not able to effectively assert our intellectual property rights, we may not be able to distinguish our product and service offerings, which could have a material adverse effect on our business prospects. Further, our competitors may develop and use similar but distinct intellectual property, and we do not anticipate being able to prevent them from effectively competing with us despite our intention to invest substantially in the development and protection of our intellectual property.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. As we expand our product offerings into areas where larger companies with large patent portfolios compete, the possibility of an intellectual property claim against us grows. We could receive claims that we have infringed the intellectual property rights of others, including claims regarding patents, copyrights and trademarks. Any such claim, with or without merit, could result in costly litigation and distract management from day-to-day operations. If we are not successful in defending such claims, we could be required to stop selling our products, pay monetary amounts as damages, enter into royalty or licensing arrangements, or satisfy indemnification obligations that we have with some of our customers.

Our executive officers and directors may have interests that are different from, or in addition to, those of our stockholders generally.

Our executive officers and directors may have interests that are different from, or are in addition to, those of our stockholders generally. These interests include having subordinated debt with a balance of $822,520 at December 31, 2008 secured by a security interest in substantially all of our assets, the provision and continuation of indemnification and insurance arrangements for our directors, as well as certain other interests described under "Certain Relationships and Related Party Transactions, and Director Independence." Notably, our current President, Chairman and Chief Executive Officer, Robert H. Lorsch, controls 25.6% of our voting capital stock. Mr. Lorsch's beneficial ownership of a significant amount of our capital stock might delay or prevent a change in control and may impede or prevent transaction in which stockholders might otherwise receive a premium for their shares.

Risks Related to Our Common Stock

Our stock price is expected to continue to be volatile, and the market price of our common stock may drop further.

The market price of our common stock could continue to be subject to significant fluctuations following the Merger. Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company's securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our operating results, financial condition, profitability and/or reputation.

We do not expect to pay cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our common stock will provide a return to stockholders. Investors seeking cash dividends should not invest in our common stock.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws and applicable Delaware law may prevent or discourage third parties or our stockholders from attempting to replace our management or influencing significant decisions.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change in control of our company or our management, even if doing so would be beneficial to our stockholders. These provisions include:

  dividing our Board of Directors into three classes serving staggered three-year terms;
  authorizing our Board of Directors to issue preferred stock without stockholder approval;
  prohibiting cumulative voting in the election of directors;
  prohibiting stockholder actions by written consent;
  limiting the persons who may call special meetings of stockholders;
  prohibiting our stockholders from making certain changes to our certificate of incorporation or bylaws except with 66.7% stockholder approval; and
  requiring advance notice for raising business matters or nominating directors at stockholders' meetings.

We are also subject to provisions of the Delaware corporation law that, in general, prohibit any business combination with a beneficial owner of 15% or more of our common stock for five years unless the holder's acquisition of our stock was approved in advance by our Board of Directors. Together, these charter and statutory provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock.

There is currently a limited trading market for our common stock, which may limit our stockholders' ability to sell shares of our stock.

Our common stock is currently quoted on the over-the-counter bulletin board, or OTC BB. Because of the limited trading volume on the OTC BB of our common stock and the penny stock regulations described below, our investors may not be able to sell their shares due to the absence of a trading market.

We may be subject to penny stock regulations and restrictions, which could make it difficult for stockholders to sell their shares of our stock.

SEC regulations generally define "penny stocks" as equity securities that have a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of May 1, 2009, the last sale price for our common stock was $0.20 per share. If we do not fall within any exemptions from the "penny stock" definition, we will be subject to Rule 15g-9 under the Exchange Act, which regulations are commonly referred to as the "Penny Stock Rules." The Penny Stock Rules impose additional sales practice requirements on broker-dealers prior to selling penny stocks, which may make it burdensome to conduct transactions in our shares. If our shares are subject to the Penny Stock Rules, it may be difficult to sell shares of our stock, and because it may be difficult to find quotations for shares of our stock, it may be impossible to accurately price an investment in our shares. There can be no assurance that our common stock will qualify for an exemption from the Penny Stock Rules, or that if an exemption currently exists, that we will continue to qualify for such exemption. In any event, we are subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of a penny stock if the SEC determines that such a restriction would be in the public interest.

The Financial Industry Regulatory Authority, or FINRA, sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the Penny Stock Rules described above, the FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

A majority of our issued and outstanding shares of common stock are restricted securities and may not be freely resold to the public. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

Currently, as a result of the Merger, a majority of our issued and outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act of 1933, as amended, and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Although Rule 144 may not be immediately available to permit resales of shares received in the Merger or issued upon the exercise of warrants issued pursuant to the Creditor Plan because of our former shell company status, once available, and given the number of shares that would no longer be restricted, sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, could have an immediate negative effect upon the price of our common stock.

The Managements' Discussion and Analysis of Financial Condition and Results of Operations contained in Item 2.01 of this Form 8-K is hereby amended and restated in its entirety as follows:

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this current report on Form 8-K/A and the description of our business appearing in our annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on April 15, 2009 (the "Form 10-K"). This discussion contains forward-looking statements, the accuracy of which involves risks and uncertainties. See "Cautionary Note Regarding Forward-Looking Statements" above and in the Form 10-K. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in "Risk Factors" above and in Item 1A of the Form 10-K.

Overview

Background and Basis of Presentation

As described above, on January 27, 2009, we consummated a business combination with MMR through a merger of our wholly-owned subsidiary with and into MMR pursuant to the terms of the Merger Agreement. In connection with the Merger, MMR became our wholly-owned subsidiary, with the former stockholders of MMR collectively owning (or having the right to acquire) shares of our common stock representing approximately 60.3% of the voting power of our capital stock on a fully diluted basis.

For accounting purposes, the Merger was treated as a reverse acquisition with MMR being the accounting acquirer. Accordingly, the historical financial results prior to the Merger are those of MMR and replace our historical financial results as we existed prior to the Merger. Our results of operations are included in MMR's financial results beginning on January 27, 2009. The following discussion of our financial condition and results of operations has been prepared using the financial statements of our wholly-owned subsidiary, MMR, for the fiscal years ended December 31, 2008 and 2007 included elsewhere in this current report on Form 8-K/A. The results of operations and financial condition for those periods do not reflect our company on a consolidated basis.

MMR was incorporated in Delaware in 2005 and is headquartered in Los Angeles, CA. We provide users easy and ready access to medical records and other vital documents through our principal product, the MyMedicalRecords PHR, an easy-to-use, secure web-based personal health record system.

Source of Revenues

Our revenues are derived from the provision of services, which are comprised of facilitating electronic access to consumer medical records and other vital documents, as well as international licensing of our services. We offer our services to subscribers either on a direct subscription basis or an "access" basis through various types of organizations, and in both cases, we record these revenues under "Subscriber" in our income statement. On a direct subscription basis, which we use when we market our products direct to consumers or wholesale through corporations to their employees, or through affinity and membership organizations to their members, the subscriber pays us directly with a credit card or Paypal account either on a monthly or annual plan. On an access basis, which we currently use only with corporations, affinity and membership organizations, hospitals and other business to business customers, we charge a monthly fee to the organization based on the number of users who will have access to our services through such organization, whether or not such users actually enroll. Revenues from subscriptions accounted for 62.2% and 56.7% of our total revenues in 2008 and 2007, respectively.

We also generate revenues from licensing the sale and marketing of our services internationally and, to a lesser extent, from ancillary fee payments. We record these licensing and other ancillary revenues under "License and Other Fees" in our income statement. When we enter into a licensing arrangement, we are sometimes paid an up front license fee and typically receive ongoing royalty payments that are often based on a percentage of revenue earned by our licensee. These fees are recognized over the license period. When we receive ancillary one-time payments, we record them when services or products are delivered. Revenues from licensing and other fees accounted for 37.8% and 43.3% of our total revenues in 2008 and 2007, respectively.

Cost of Revenue

Our cost of revenue includes the cost of maintaining our voice and fax mailboxes, long-distance call transport costs, fax and voice call processing costs, credit card transaction processing costs, web hosting and management fees, website maintenance and support costs, and costs associated with creating and mailing enrollment packages to our subscribers. Cost of revenue also includes customer service costs. We also charge to cost of revenue our direct selling costs, which include commissions paid to sales representatives who sell our wholesale and access based accounts.

Operating Expenses

The largest component of our operating expenses are our general and administrative expenses, which include personnel salaries and benefits, office rent and supplies, insurance costs, fees for legal and professional services, as well as our expenses for corporate telecommunications and internet access not associated with our products. Our operating expenses also include sales and marketing expenses (which include expenses associated with attending trade shows and travel costs, as well as a portion of personnel salaries allocated to sales and marketing activities), as well as technology development expenses (which includes expenses related to research and development as well as a portion of personnel salaries allocated to development activities).

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures in the financial statements. Critical accounting estimates and assumptions are those that may be material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance. We base our estimates and judgments on our experience and on various other factors that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies used in the preparation of our financial statements require significant judgments and estimates. For additional information relating to these and other accounting policies, see note 2 to our financial statements appearing elsewhere in this current report on Form 8-K/A.

Revenue Recognition

In general, we recognize revenue for the provision of such services only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and the collectability of the resulting receivable is reasonably assured.

We follow the provisions of Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition in Financial Statements ("SAB 104") and accordingly, we recognize annual recurring subscription fees paid in advance on a straight line basis over the subscription period. In addition, we follow the provisions of Emerging Issues Task Force ("EITF") 00-21, Revenue Arrangements with Multiple Deliverables, and accordingly, we defer recognition of upfront fees paid under our licensing agreement and recognize them over the period covered by the licensing agreement, and similarly, we defer recognition of minimum guaranteed royalty fees paid in advance under our licensing agreement and recognize them in the period to which they relate.

Accounting for Income Taxes and Uncertain Tax Positions

Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates. Future tax benefits are subject to a valuation allowance when management is unable to conclude that deferred tax assets will more likely than not be realized from the results of operations. At each of the financial statement dates presented, we recorded a full valuation allowance against deferred income taxes due to our limited operating history and net losses recorded since inception. Our estimate for the valuation allowance for deferred tax assets requires management to make significant estimates and judgments about projected future operating results. If actual results differ from these projections or if management's expectations of future results change, it may be necessary to adjust the valuation allowance.

We have generated losses for federal and state income tax reporting since inception. These tax losses are available for carryforward until their expiration. In addition to potential expiration, there are other factors that could limit our ability to use our federal and state tax loss carryforwards. For example, use of prior net operating loss carryforwards can be limited after an ownership change, such as the Merger. Accordingly, it is not certain how much of our existing net operating loss carryforwards will be available for use. In addition, we must generate taxable income in the future in order to use net operating loss carryforwards that have not expired. We are in the process of evaluating the effects of the Merger and change in control of our company under Internal Revenue Code Section 382, which may limit the availability of our net operating loss carryfowards.

Effective January 1, 2007, we began to measure and record uncertain tax positions in accordance with Financial Accounting Standards Board ("FASB") Interpretation Number ("FIN") 48 Accounting for Uncertainty in Income Taxes ("FIN 48") an Interpretation of Statement of Financial Accounting Standards ("SFAS") No. 109. FIN 48

prescribes a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of this Interpretation. FIN 48 also provides guidance on accounting for derecognition, interest and penalties, and classification and disclosure of matters related to uncertainty in income taxes. Accounting for uncertainties in income tax positions under FIN 48 involves significant judgments by management.

Intangible Assets

We account for website development costs in accordance with the provisions of EITF 00-2, Accounting for Website Development Costs, and with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Pursuant to these provisions we capitalize internally developed website costs when the website under development has reached technological feasibility. These costs are amortized, typically over an estimated life of five years, using the larger of the amount calculated using the straight-line method or the amount calculated using the ratio between current period gross revenues and the total of current period gross revenues and estimated future gross revenues. At each balance sheet date, we evaluate the unamortized capitalized website costs compared to the net realizable value. The amount by which the unamortized capitalized website costs exceed its net realizable value is written off. The determination of estimated future gross revenues requires the exercise of judgment and assumptions by our management and actual results could vary significantly from such estimates.

Impairment of Long-Lived Assets and Intangibles

We evaluate long-lived assets and identifiable intangible assets with finite useful lives under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and accordingly, management reviews our long-lived assets and identifiable intangible assets with finite useful lives for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We recognize an impairment loss when the sum of the future undiscounted net cash flows expected to be realized from the asset is less than its carrying amount. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Considerable judgment is necessary to estimate the fair value of the assets and accordingly, actual results could vary significantly from such estimates. Our most significant estimates and judgments relating to the long-lived asset impairments include the timing and amount of projected future cash flows.

Share-Based Compensation

We recognize compensation expense, under the provisions of SFAS No. 123 (R), Share-Based Payment. As a result, we recognize compensation expense in an amount equal to the estimated fair value of stock-based awards and issuances, such as stock options granted to employees and non-employees and restricted stock awards. This estimation of the fair value of each stock-based grant or issuance on the date of grant involves numerous assumptions by management. Although we calculate the fair value of each stock option under the Black Scholes option pricing model, which is a standard option pricing model, this model still requires the use of numerous assumptions. Assumptions used in this model include, among others, the expected life (turnover), volatility of the underlying equity security, and expected dividends. The model and assumptions also attempt to account for changing employee behavior as the stock price changes and capture the observed pattern of increasing rates of exercise as the stock price increases. Because we do not have adequate historic data regarding exercise rates and determined that MMR's options are "plain vanilla," in accordance with SAB No. 110, we assigned the expected life equal to the midpoint between the vesting period and the contractual option termination. Further, because there is no public market for MMR's shares, the expected volatility is based on ranges for similar companies. The use of different public company comparables in our assumptions and other assumptions by management in the Black Scholes option pricing model could produce substantially different results.

Recent Accounting Pronouncements

In December 2007, FASB issued SFAS No. 141 (revised 2007), Business Combinations ("SFAS 141R"). SFAS 141R establishes principles and requirements for how an acquirer in a business combination: (i) recognizes and measures the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (ii) recognizes and measures the goodwill acquired in a business combination or gain from a bargain purchase; and (iii) determines what information to disclose to enable financial statement users to evaluate the nature and financial effects of the business combination. SFAS 141R is applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. After its effective date, SFAS No. 141R would have an impact on the accounting for any business we may acquire in the future.

For a description of the foregoing and other recent accounting pronouncements that are not expected to have a significant impact on our financial statements, see note 2(o) to our financial statements appearing elsewhere in this current report on Form 8-K/A.

Internal Control over Financial Reporting

In connection with the audit for the years ended December 31, 2008 and 2007, our independent registered public accounting firm identified significant deficiencies in our internal control over financial reporting that are material weaknesses. These included the following:

  Inadequate Financial Statement Close Process and Cut-Off. Because we did not perform a timely and efficient close of our financial records and did not require supporting documentation for all closing journal entries, we were required to make a significant amount of post-closing entries to adjust our financial statements to comply with generally accepted accounting principles.
  Lack of Financial Expertise and Accounting Staff. We have very limited accounting personnel and limited access to experts due to our limited cash situation. Because of these limitations, we misapplied accounting literature and authoritative guidance, which lead to errors in our financial statements.
  Lack of Supporting Documentation and Schedules. Because of the small size of our company prior to the Merger and the informal nature of our relationships with many of our consultants and directors, we did not always formally and promptly document equity-related transactions or maintain detailed accounting records supporting all cash transactions. This lack of supporting documentation and schedules led to errors in determining the impact on our financial statements of these transactions.
  Inadequate Journal Entry Review Process. Because of the small size of our company prior to the Merger, our journal entries were not reviewed and authorized by a person who has responsibility for oversight. This lack of oversight could lead to unauthorized entries, management override of controls or the concealment of errors and fraud.

To remedy these material weaknesses, we plan to hire experienced accounting staff with SEC public company experience and have already hired an outside consultant to develop and implement formal policies and procedures regarding the preparation of our financial statements.

Factors Affecting Future Results

We have incurred losses since inception and our ability to achieve profitability in the near term is primarily dependent on our ability to invest capital in our business to increase revenues while controlling and limiting expenses at a rate slower than revenue growth. Some of the current conditions and factors that we expect could have a significant impact on our future results are:

  Our ability to raise capital in order to meet our financial obligations and invest in our business to grow revenues;

  The pace of market adoption of our current and future products;
  Our ability to launch new products; and
  Managing costs while building up an effective sales and service delivery organization for our products.

Going Concern

As more fully described in note 1 to the financial statements appearing elsewhere in this current report on Form 8-K/A, our independent registered public accounting firm has included an explanatory paragraph in their report on our 2008 financial statements included with this current report on Form 8-K/A for the year ended December 31, 2008 related to the uncertainty of our ability to continue as a going concern. At December 31, 2008, current liabilities of $3,236,909 exceeded cash and cash equivalents of $75,779.

Although we restructured our secured credit facility with The RHL Group, Inc. on April 29, 2009, The RHL Group, Inc. is only obligated to make an aggregate of $100,000 in new advances, loans and guarantees within 30 days of April 29, 2009 and to use its commercially reasonable efforts to assist in arranging funding from third parties. Further, the exercise by Mr. Lorsch of all of his outstanding options on April 30, 2009 resulted in a $113,220 reduction in principal under the note owed to The RHL Group, Inc. Thus, we now plan to sell additional equity securities, explore other debt financing arrangements and continue to increase our existing customer base to obtain additional cash flow over the next twelve months. For further details regarding our indebtedness with The RHL Group, Inc., see "—Liquidity and Capital Resources—Description of Indebtedness—The RHL Group, Inc.," below.

Results of Operations

The following table sets forth items in our statements of operations for the periods indicated.

	Years Ended December 31,
	2008	2007

Revenues
Subscriber	$280,572	$122,563
License fees and other	170,783	93,527
Total revenues	451,355	216,090
Cost of revenues	409,900	319,447
Gross profit (loss)	41,455	(103,357)
General and administrative expenses	2,108,063	1,588,911
Sales and marketing expenses	914,162	1,080,457
Technology development	143,031	245,162
Loss from operations	(3,123,801)	(3,017,887)
Interest and other expenses, net	(398,675)	(108,519)
Loss before income taxes	(3,522,476)	(3,126,406)
Income tax expense	-	-
Net loss	$(3,522,476)	$(3,126,406)

Comparison of Year Ended December 31, 2008 to Year Ended December 31, 2007

Revenues. Revenues increased to $451,355 for the year ended December 31, 2008 from $216,090 for the year ended December 31, 2007 primarily due to significant growth in both subscriber revenues, which resulted from growth in our corporate customer base, as well as growth in license and other fees revenues, primarily due to higher royalty payments and platform access fees from our international licensees.

Cost of revenue. Our cost of revenue increased to $409,900 for the year ended December 31, 2008 from $319,447 for the year ended December 31, 2007, primarily as a result of the added costs for telephone numbers associated with the larger number of subscribers, and the need to support two separate web platforms for two different customer groups. We had a gross profit and positive gross margin of 9.2% for the year ended 2008 compared to negative gross margin and a gross loss in 2007. The primary reasons for the improvement in our gross profit and margin in 2008 were because our revenues increased sufficiently to cover the fixed cost components of our costs of revenue and there was an increase in minimum guaranteed royalty payments with no corresponding cost increase.

Operating expenses. The following table sets forth the individual components of our operating expenses for the year ended December 31, 2008 and 2007:

	Years Ended December 31,
	2008	2007

General and administrative expenses	$2,108,063	$1,588,911
Sales and marketing expenses	914,162	1,080,457
Technology development	143,031	245,162
Total	$3,165,256	$2,914,530

Operating expenses increased to $3,165,256 for the year ended December 31, 2008, from $2,914,530 for the year ended December 31, 2007 primarily due to the increase in our general and administrative expenses, which increased 32.7%, in large part because of increased legal and accounting fees associated with the Merger, which more than offset the reduction in personnel and discretionary expenditures on account of a limited cash situation. In addition, we also incurred $197,000 in impairment charges associated with our capitalized website development costs in 2008, which we did not have in 2007. The increases in general and administrative expenses were offset by decreases in sales and marketing expenses and technology development expenses as we curtailed spending and investment in promoting and developing our products in 2008 because of our decreased liquidity in 2008 as compared to 2007.

Interest and Other Expenses, Net. We had interest and other expenses, net of $398,675 for the year ended December 31, 2008, an increase from $108,519 for the year ended December 31, 2007, primarily as a result of increased interest expenses on the line of credit payable to The RHL Group, Inc. The line of credit was entered into in July 2007 giving only a five month period during which interest costs were incurred in 2007 and a lower outstanding balance at period end ($283,098 at December 31, 2007), as compared to incurring interest expense for the entire period in 2008 and a higher outstanding balance ($822,520 at December 31, 2008) at period end. We expect that our interest expense, net will increase given the increase in the outstanding balance of our line of credit payable to The RHL Group, Inc. in connection with the signing of the Third Amended and Restated Note on April 29, 2009 (see "—Liquidity and Capital Resources—Description of Indebtedness—The RHL Group, Inc." below).

Net loss. As a result of the foregoing, we had a net loss of $3,522,476 for the year ended December 31, 2008 compared to a net loss of $3,126,406 for the year ended December 31, 2007.

Liquidity and Capital Resources

We have incurred net losses of $3,522,476 and $3,126,406 for the years ended December 31, 2008 and 2007, respectively. Historically, we have issued capital stock and received funds from The RHL Group, Inc. (a significant shareholder wholly-owned by our Chairman and Chief Executive Officer) to operate our business, and although we expect to continue to receive financing from The RHL Group, Inc., we also expect to continue to incur losses from operations and need additional sources of financing to fund our operations until we develop a profitable business.

At December 31, 2008, we had $75,779 in cash and cash equivalents, and although we received approximately $692,000 in cash at the closing of the Merger, and additional funding from The RHL Group, Inc. pursuant to the Third Amended and Restated Noted dated April 29, 2009, we nevertheless will still be required to obtain additional financing in order to meet the obligations for installment payments of $709,000 under the Creditor Plan (including payments under the transition employment agreements of our former Chief Executive Officer and former Chief Financial Officer) and our obligations under the subordinated secured indebtedness to The RHL Group, Inc. (which note payable had a balance of $822,520 at December 31, 2008), among other obligations. For additional information relating to the Creditor Plan see Item 1.01 and Exhibit 10.1 of our current report on Form 8-K filed on November 13, 2008, and for information relating to The RHL Group, Inc. see "— Related Party Transactions" below. For information regarding the transition employment agreements of our former CEO and former CFO, see Item 1.01 and Exhibits 10.17 and 10.18 to this current report on Form 8-K/A.

Cash Flows for the Year Ended December 31, 2008 compared to Year Ended December 31, 2007

Net cash used in operating activities for the year ended December 31, 2008 was $1,789,861. The reconciliation of net loss of $3,522,476 to net cash used in operating activities for the year ended December 31, 2008 included increases of $258,047 in a related party payable and $483,537 in accounts payable and accrued expenses, and non-cash charges of $397,939 for restricted common stock issued for services, $148,777 for depreciation and amortization, and $197,000 for impairment of intangible assets.

Net cash used in operating activities for the year ended December 31, 2007 was $2,347,195. The reconciliation of net loss of $3,126,406 to net cash used in operating activities for the year ended December 31, 2007 included an increase of $245,210 in related party payables and $191,584 in accounts payable and accrued expenses, as well as non-cash charges of $265,557 for restricted common stock issued for services and $137,330 for depreciation and amortization, which were offset by a $196,000 decrease in compensation payable to related parties and a $83,254 increase in prepaid expenses and advances.

Our investing activities resulted in a net cash outflow of $1,340 for the year ended December 31, 2008 in connection with the purchase of property and equipment. In 2007, investing activities resulted in a net cash outflow of $278,751 primarily for website development and our initial investment in a joint venture to market and sell our services in Japan, Korea, China, Taiwan and Thailand. For information relating to this joint venture, see note 8 to our financial statements appearing elsewhere in this current report on Form 8-K/A and "— Commitments and Contingencies" below.

Cash provided from financing activities for the year ended December 31, 2008 and 2007 was $1,855,530 and $2,072,127, respectively. In 2008, financing activities primarily included proceeds generated from the sale of preferred stock and net proceeds from draw downs on our line of credit from The RHL Group, Inc., a significant stockholder wholly-owned by Robert H. Lorsch, our Chairman, Chief Executive Officer and President. In 2007, financing activities consisted primarily of the issuance of preferred stock, and to a lesser extent, proceeds from our line of credit from The RHL Group, Inc.

As of December 31, 2008, we had cash and cash equivalents of $75,779 compared to $11,450 at December 31, 2007.

Description of Indebtedness

The RHL Group, Inc.

In July 2007 we issued a promissory note to The RHL Group, Inc., a California corporation wholly-owned by Robert H. Lorsch, our Chairman and Chief Executive Officer, to borrow up to $100,000 under a revolving line of credit, which was subsequently increased to $1,000,000 in August 2007. In July 2007, we also entered into a Security Agreement, pursuant to which MMR granted a blanket security interest to The RHL Group, Inc. over all of MMR's assets in order to secure the satisfaction of its obligations under the note. Interest on outstanding loan balances under the note accrued at a rate equal to the lesser of the Wall Street Journal Prime Lending Rate (7.5% on

August 23, 2007) plus 3% or the maximum rate allowed by law under the California Constitution (5% per annum) plus the rate prevailing at the Federal Reserve Bank of San Francisco on November 25, 2007, for advances to member banks. In addition to interest, The RHL Group, Inc. received one share of MMR common stock for each dollar drawn on the line of credit, in increments of 100,000, with a minimum grant of 400,000 shares, for each three month term of the line. In addition, we were required to maintain certain financial covenants.

In August 2008, we entered into the Second Amended and Restated Promissory Note Agreement (the "RHL Note") with The RHL Group, Inc., for the renewal of the $1,000,000 secured line of credit on substantially the same terms, with the one change being the quarterly grant of shares under the earlier agreement was accelerated to a one time grant of 5,000,000 common shares (including 4,413,053 shares of Treasury stock) for borrowings of up to $1,000,000 at any time during the twelve month term of the renewal ending on July 31, 2009. In addition, The RHL Group, Inc. also receives one share of common stock for each dollar of the line of credit, in increments of 100,000, for each 3 month term of the line for borrowings over $1,000,000. The entire unpaid principal and any unpaid interest under the note was due and payable on July 31, 2009.

The amount of outstanding principal and interest on the renewal date was $751,174. As at December 31, 2008, we had an outstanding balance on the RHL Note of $822,520. Interest expense on this note for the years ended December 31, 2007 and 2008 was $9,960 and $62,442, respectively, and the unpaid balance of interest was $1,525 and $24,963, respectively. MMR issued the RHL Group, Inc. a total of 800,000 common shares valued at $104,000 under the terms of this agreement during the year ended December 31, 2007, and 1,400,000 common shares valued at $210,000 during the year ended December 31, 2008, which are included in interest expense. These common shares were converted into shares of our common stock in the Merger.

At December 31, 2007 and 2008, we were in compliance with all of our covenants, including the requirement that at any time after September 1, 2007, we have at least $125,000 in cash, including availability under this line of credit or such other amount as necessary to maintain operations through the subsequent thirty (30) days. The RHL Note was amended and restated on April 29, 2009, as described below.

As contemplated by the Merger Agreement and the Creditor Plan, as a condition to the Merger, at the effective time of the Merger, MMR and The RHL Group, Inc. entered into an Allonge to the RHL Note and the Security Agreement pursuant to which The RHL Group, Inc. agreed to suspend certain of its rights under the Security Agreement and the RHL Note until the earlier of (a) the date that we repay all amounts outstanding under any promissory notes issued to Old Favrille's creditors under the Creditor Plan, (b) the date that we deposit into an escrow fund the maximum amount of cash payable in satisfaction of the promissory notes issued to Old Favrille's creditors under the Creditor Plan or (c) ten days after the two year anniversary of the closing date of the Merger. The suspended rights include any right of The RHL Group, Inc. to (1) declare a default or event of default under the Security Agreement or the RHL Note, (2) accelerate the maturity date of the RHL Note, (3) exercise any of its principal remedies for a default or event of default under the Security Agreement, (4) assign the RHL Note, the proceeds of the RHL Note or to otherwise negotiate the RHL Note and (5) receive payment of the outstanding principal and interest owing under the RHL Note. We terminated the Allonge on April 29, 2009 as part of the credit restructuring described below.

A copy of the RHL Note, Security Agreement and the Allonge are filed as Exhibits to this current report on Form 8-K/A.

On April 29, 2009, we agreed to restructure our secured credit facility with The RHL Group, Inc. and entered into a Secured Credit Restructuring Agreement with MMR Information Systems, Inc. (the new legal entity name of Old Favrille), The RHL Group, Inc. and Robert H. Lorsch, our Chairman, Chief Executive Officer and President (the "Restructuring Agreement"), issued The RHL Group, Inc. a Third Amended and Restated Note (the "Third Amended Note"), and MMR Information Systems, Inc. agreed to guaranty our obligations under the Third Amended Note (the "Guaranty"). The Restructuring Agreement, Third Amended Note and Guaranty are filed as Exhibits to this current report on Form 8-K/A.

The Third Amended Note amends and restates the RHL Note, matures November 30, 2009, and bears interest at the lesser of 10% or the highest rate then permitted by law, and is secured (similar to the RHL Note) by the Security Agreement. Although the reserve credit line has been increased to $3,000,000, The RHL Group, Inc. is only obligated to make a minimum of $100,000 of loans, advances and guarantees under the Third Amended Note within 30 days of execution pursuant to the Restructuring Agreement. The RHL Group, Inc. received, as an origination fee, a note for $200,000, payable at our option in cash or warrants to acquire 2,800,000 shares of MMR Information Systems, Inc. common stock at an exercise price of $0.15 per share. The warrants, if issued, would have a four year term and be nontransferable without our consent. If the term of the Third Amended Note is renewed, we would grant The RHL Group an additional origination fee on terms to be negotiated at such time.

In addition, under the Restructuring Agreement, The RHL Group, Inc. agreed to use commercially reasonable efforts to raise additional financing from third parties, and agreed to extend the maturity of the Third Amended Note for an additional six-month term if we are in full compliance with our covenants and other obligations under the Third Amended Note, on terms to be negotiated at such time. Additionally, Mr. Lorsch agreed to exercise all of his outstanding options prior to May 1, 2009 (which were exercised April 30, 2009), which resulted in a $113,220 reduction in principal owing The RHL Group, Inc. Finally, as a condition to agreeing to restructure our secured credit arrangement, we also terminated the Allonge. Thus, if at any time after June 1, 2009 we are not in compliance with our covenants under the Third Amended Note or Security Agreement, The RHL Group, Inc. may, but is not obligated to, declare an event of default.

Additional information regarding the Third Amended Note and the Restructuring Agreement is contained in our current report on Form 8-K filed with the SEC on May 4, 2009.

Promissory Notes

On October 1, 2008, concurrent with the execution of the term sheet for the Merger, Old Favrille advanced MMR $100,000 pursuant to a promissory note issued by MMR to Old Favrille dated September 30, 2008 (the "First Bridge Note"), which is to be used solely for paying MMR's out of pocket expenses incurred in connection with the Merger. On November 10, 2008 (the first business day after execution of the Merger Agreement), Old Favrille advanced MMR an additional $500,000 pursuant to a promissory note issued by MMR to Old Favrille (the "Second Bridge Note,") and on December 22, 2008, January 8, 2009 and January 15, 2009, Old Favrille advanced MMR an additional $100,000, $35,000 and $50,000, respectively, pursuant to promissory notes issued by MMR to Old Favrille (the "Supplemental Bridge Notes" and together with the First Bridge Note and the Second Bridge Note, the "Promissory Notes") in each case, solely for MMR's use in paying its out of pocket expenses incurred in connection with the Merger and its operating expenses. Principal outstanding under the Promissory Notes accrued interest at the applicable federal rate of interest per annum, or the maximum rate permissible by the laws in California relating to permissible rates of interest on commercial loans, whichever is less. Because the Merger occurred, the principal and interest under the Promissory Notes has automatically been treated as a contribution to capital to MMR and the Promissory Notes have been fully discharged in accordance with their terms.

Commitments and Contingencies

Under the terms of an agreement with an investor who purchased $500,000 of MMR's Series B Preferred shares in 2006, we were required to invest $250,000 in a joint venture with the investor to establish an entity to market and sell our services in Japan, China, Korea, Taiwan and Thailand. To date, we have paid $100,000 of this amount, which is shown on the balance sheet as Advances - Related Party, but the joint venture has not been incorporated, has not commenced operations and there are no employees. In September 2007, The RHL Group, Inc. provided the investor with a guarantee that we would meet our remaining payment obligations under this agreement. In consideration for this guarantee, we granted The RHL Group, Inc. 300,000 shares of restricted MMR common stock valued at $39,000.

For additional information relating to this and other commitments and contingencies, please see note 8 to our financial statements appearing elsewhere in this current report on Form 8-K/A.

Off-Balance Sheet Arrangements

As of December 31, 2008 and 2007, we had no off-balance sheet arrangements.

Related Party Transactions

Our President, Chairman and Chief Executive Officer, Robert H. Lorsch, is also the Chief Executive Officer of The RHL Group, Inc. and owns all of the capital stock of The RHL Group, Inc. Mr. Lorsch directly, and indirectly through The RHL Group, Inc., beneficially owns approximately 25.6% our total outstanding voting stock. The RHL Group, Inc. has loaned money to MMR pursuant to a secured note. See "—Description of Indebtedness—The RHL Group, Inc." above.

During 2005 and 2006 we occupied space and had access to employees and equipment pursuant to a sublease from The RHL Group, Inc., pursuant to which we paid The RHL Group, Inc. an aggregate $315,000 in 2006. From August 2006 through August 2008 we leased space to The RHL Group, Inc. at no cost at our former Santa Monica office space, which we have since vacated. From August 2008 through May 1, 2009 we occupied space pursuant to a sublease from Robert H. Lorsch, for which we pay $3,000 per month plus utilities. Although the initial lease term expired on April 15, 2009, the lease was renewed on a month-to-month basis to cover the period until we moved into our new office space on May 1, 2009.

In August 2007, we entered into a month-to-month lease with The RHL Group, Inc. for the use of furniture and art for our offices, for a total of $1,000 per month. We incurred expenses of $7,500 and $12,000 for the years ended December 31, 2008 and 2007, respectively, related to this arrangement and included in related party payables at December 31, 2008 and 2007 was $0 and $2,000 respectively, with respect to these leases.

For more information relating to our related party transactions, see note 11 to our financial statements appearing elsewhere in this current report on Form 8-K/A and "Certain Relationships and Related Party Transactions, and Director Independence" below in this Item 2.01 and Item 13 in the Form 10-K.

The RHL Group, Inc. also has a consulting arrangement with MMR. A copy of the consulting agreement is filed as an Exhibit to the Form 10-K. The terms of the consulting agreement are described below under "Certain Relationships and Related Party Transactions, and Director Independence" in this Item 2.01 and in Item 13 of the Form 10-K.

Item 9.01 Financial Statements and Exhibits

Item 9.01 of the Form 8-K is hereby amended and supplemented as follows:

(a) Financial statements of business acquired.

Audited financial statements of mymedicalrecords.com, Inc. for the years ended December 31, 2008 and 2007. See pages F-1 - F-26 incorporated by reference herein.

(b) Pro forma financial information.

Unaudited Pro Forma condensed and combined balance sheet as of December 31, 2008.

Unaudited Pro Forma condensed and combined statement of operations for the year ended December 31, 2008. See pages F-27 - F-29 incorporated by reference herein.

(c) Exhibits

Exhibit Number	Description of Exhibits
10.19	Third Amended and Restated Secured Promissory Note dated April 29, 2009 (incorporated by reference to Exhibit 10.1 of the registrant's current report on Form 8-K filed on May 4, 2009)
10.20	Secured Credit Restructuring Agreement dated April 29, 2009 (incorporated by reference to Exhibit 10.2 of the registrant's current report on Form 8-K filed on May 4, 2009)
10.21	Guaranty dated April 29, 2009 (incorporated by reference to Exhibit 10.3 of the registrant's current report on Form 8-K filed on May 4, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMR INFORMATION SYSTEMS, INC.

May 4, 2009	By:	/s/ Robert Lorsch
Name: Robert Lorsch
Title: Chairman, President and Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors
MyMedicalRecords, Inc. (formerly mymedicalrecords.com, Inc)

We have audited the accompanying balance sheets of mymedicalrecords.com, Inc ("the Company") as of December 31, 2008 and 2007, and the related statements of operations, stockholders deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceed its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SingerLewak LLP

Los Angeles, California
May 4, 2009

MYMEDICALRECORDS.COM, INC.
BALANCE SHEETS

	December 31,	December 31,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$75,779	$11,450
Accounts receivable	6,928	24,356
Related party receivables	22,057	1,000
Prepaid expenses and other current assets	82,471	139,513
Total current assets	187,235	176,319

Property and equipment, net	47,050	66,641
Deposits	1,885	53,337
Advances due from related party	100,000	100,000
Intangible assets, net	128,484	456,326
Total assets	$464,654	$852,623

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Line of credit, related party	$822,520	$283,098
Advances from affiliate	701,322	-
Related party payables	513,688	255,641
Compensation payable	58,188	37,813
Accounts payable and accrued expenses	944,438	460,901
Deferred revenue	189,824	130,186
Deferred rent	-	6,344
Capital leases payable, current portion	6,929	6,262
Total current liabilities	3,236,909	1,180,245

Capital leases payable, less current portion	16,151	23,079
Total liabilities	3,253,060	1,203,324

Commitments and contingencies (See Note 8)

Stockholders' deficit:
Preferred stock - $0.001 per value, 10,000,000 shares authorized;
Series A - 3,332,694 shares issued and outstanding as of December 31, 2008 and 2007 with a liquidation preference of $1 per share	3,333	3,333
Series B - 1,263,750 shares issued and outstanding as of December 31, 2008 and 2007 with a liquidation preference of $2 per share	1,264	1,264
Series C - 1,580,082 and 1,111,213 shares issued and outstanding as of December 31, 2008 and 2007, respectively, with a liquidation preference of $1.33 per share	1,580	1,111
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,392,575 and 12,622,819 shares issued and outstanding as of December 31, 2008 and 2007, respectively	18,393	12,623
Treasury stock, at cost, 349,000 and 4,413,053 shares as of December 31, 2008 and 2007, respectively	(16,860)	-
Additional paid-in capital	8,356,519	7,225,507
Accumulated deficit	(11,152,635)	(7,594,539)
Total stockholders' deficit	(2,788,406)	(350,701)
Total liabilities and stockholders' deficit	$464,654	$852,623

The accompanying notes are an integral part of these financial statements

MYMEDICALRECORDS.COM, INC.
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2008	2007

Revenues
Subscriber	$280,572	$122,563
License fees and other	170,783	93,527
Total revenues	451,355	216,090
Cost of revenues	409,900	319,447
Gross profit (loss)	41,455	(103,357)
General and administrative expenses	2,108,063	1,588,911
Sales and marketing expenses	914,162	1,080,457
Technology development	143,031	245,162
Loss from operations	(3,123,801)	(3,017,887)
Interest and other expenses, net	(398,675)	(108,519)
Net loss	$(3,522,476)	$(3,126,406)
Dividend to preferred shareholders	(35,620)	(26,042)
Net loss available to common shareholders	$(3,558,096)	$(3,152,448)

Net loss available to common shareholders per share:
Basic and Diluted	$(0.28)	$(0.31)

Weighted average common shares outstanding:
Basic and Diluted	12,572,308	10,139,631

The accompanying notes are an integral part of these financial statements

MYMEDICALRECORDS.COM, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2008

	Preferred Stock
	Series A		Series B		Series C		Common Stock		Treasury Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Total

Balance at December 31, 2006	3,332,694	$3,333	1,041,250	$1,041	-	$-	10,329,999	$10,330	-	$-	$5,094,422	$(4,442,091)	$667,035

Exercise of stock options							50,000	50			12,450		12,500
Shares returned to Treasury pursuant to a legal settlement									(4,413,053)				-
Issuance of Series B Preferred Stock for cash, net of
expenses of $32,332			222,500	223							412,446		412,669
Issuance of Series C Preferred Stock for cash, net of
expenses of $108,393					1,111,213	1,111					1,368,409		1,369,520
Issuance of Common Stock as an incentive to Preferred
Series B and C holders							200,320	200			25,842	(26,042)	-
Common shares issued for services							2,042,500	2,043			263,514		265,557
Stock based compensation											48,424		48,424
Net loss												(3,126,406)	(3,126,406)

Balance at December 31, 2007	3,332,694	3,333	1,263,750	1,264	1,111,213	1,111	12,622,819	12,623	(4,413,053)	-	7,225,507	(7,594,539)	(350,701)

Issuance of Series C Preferred Stock for cash, net of
expenses of $2,548					468,869	469					620,578		621,047
Issuance of Common Stock as an incentive to Preferred
Series C holders							468,869	469			35,151	(35,620)	-
Common shares issued for services							4,713,940	4,714			393,225		397,939
Issuance of shares, including Treasury Stock, to related
party as consideration for renewal of line of credit							586,947	587	4,413,053	-	49,413		50,000
Issuance of options replacing shares previously issued									(349,000)	(16,860)	16,860		-
Stock based compensation											15,785		15,785
Net loss												(3,522,476)	(3,522,476)

Balance at December 31, 2008	3,332,694	$3,333	1,263,750	$1,264	1,580,082	$1,580	18,392,575	$18,393	(349,000)	$(16,860)	$8,356,519	$(11,152,635)	$(2,788,406)

The accompanying notes are an integral part of these financial statements

MYMEDICALRECORDS.COM, INC.
STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2008	2007
Operating activities:
Net loss	$(3,522,476)	$(3,126,406)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	148,777	137,330
Impairment of intangible assets	197,000	-
Change in allowance for doubtful accounts	-	2,885
Restricted common stock issued for services	397,939	265,557
Share based compensation	15,785	48,424
Common stock issued as interest expense on the line of credit	50,000	-
Loss from disposal of property and equipment	2,996	875
Effect of changes in:
Accounts receivable	17,428	(25,763)
Related party receivables	(21,057)	72,874
Prepaid expenses and other current assets	57,042	(83,254)
Deposits	51,452	(9,000)
Related party payables	258,047	245,210
Compensation payable, related parties	-	(196,000)
Compensation payable	20,375	37,813
Accounts payable and accrued expenses	483,537	191,584
Deferred revenue	59,638	84,332
Deferred rent	(6,344)	6,344
Net cash used in operating activities	(1,789,861)	(2,347,195)

Investing activities:
Purchase of property and equipment	(3,566)	(2,049)
Website development	-	(178,804)
Advances due from related party	-	(100,000)
Proceeds from sales of property and equipment	2,226	2,102
Net cash used in investing activities	(1,340)	(278,751)

Financing activities:
Payments of capital lease payable	(6,261)	(5,659)
Proceeds from line of credit, related party	539,422	283,098
Proceeds from advances from affiliate	701,322	-
Proceeds from exercise of stock options	-	12,500
Issuance of preferred stock - Series B, net of issuance costs	-	412,668
Issuance of preferred stock - Series C, net of issuance costs	621,047	1,369,520
Net cash provided by financing activities	1,855,530	2,072,127
Net increase (decrease) in cash	64,329	(553,819)
Cash, beginning of period	11,450	565,269
Cash, end of period	$75,779	$11,450

Supplemental disclosures of cash flow information:
Cash paid for interest	$18,616	$8,435
Cash paid for income taxes	$800	$800
Supplemental disclosure of non-cash investing and financing activities:

Acquisition of equipment through capital lease	$-	$35,000

The accompanying notes are an integral part of these financial statements

MYMEDICALRECORDS.COM, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008

NOTE 1 - NATURE OF OPERATIONS

mymedicalrecords.com, Inc. ("the Company", "MMR", "our", "us" or "we"), incorporated in Delaware in 2005 and headquartered in Los Angeles, California, seeks to empower consumers and medical professionals by facilitating access to consumer medical records and associated vital documents (such as living wills, birth certificates and insurance policies). The Company offers consumers an easy-to-use, secure web-based product that allows documents, images and voice mail messages to be transmitted in and out of the MMR's proprietary system using a variety of methods, including fax, file upload and email.

Management's Plan

We have incurred net losses of approximately $3.5 million and $3.1 million for the years ended December 31, 2008 and 2007, respectively, and have an accumulated deficit of approximately $11.1 million as of December 31, 2008. Furthermore, our current liabilities exceed our current assets by approximately $3 million as of December 31, 2008.

Historically, we have issued capital stock and received funds from The RHL Group, Inc. (a significant shareholder wholly-owned by our Chairman and Chief Executive Officer) to operate our business. At December 31, 2008, we had $75,779 in cash and cash equivalents, and although we expect to receive additional funding from The RHL Group, Inc. pursuant to the Third Amended and Restated Note dated April 29, 2009, we nevertheless will still be required to obtain additional financing in order to meet the obligations for installment payments of $709,000 under the Creditor Plan (including payments under the transition employment agreements of our former Chief Executive Officer and former Chief Financial Officer) and the previously existing obligations under the subordinated secured indebtedness to The RHL Group, Inc. (which note payable had a balance of $822,520 at December 31, 2008), among other obligations.

As a result of the above, there is uncertainty about our ability to continue as a going concern.

Management's plan regarding this matter is to increase it's available line of credit with The RHL Group (see Note 12). Additionally, we plan to sell additional equity securities, explore other debt financing arrangements and continue to increase our existing customer base to obtain additional cash flow over the next twelve months.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) MANAGEMENT'S USE OF ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. On an ongoing basis, management evaluates its estimates, including those related to revenue recognition, allowances for doubtful accounts, the valuation of deferred income taxes, tax contingencies, long-lived and intangible assets and stock-based compensation. These estimates are based on historical experience and on various other factors that we believe to be reasonable under the circumstances. Actual results could differ from those estimates.

(b) CASH AND CASH EQUIVALENTS

We consider cash equivalents to be only those investments that are highly liquid, readily convertible to cash and with maturities of 90 days or less at the purchase date. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

(c) TRADE AND OTHER RECEIVABLES

Receivables represent claims against third parties that will be settled in cash. The carrying value of receivables, net of an allowance for doubtful accounts, if any, represents their estimated net realizable value. The allowance for doubtful accounts, if any, is estimated based on historical collection trends, type of customer, the age of outstanding receivables and existing economic conditions. If events or changes in circumstances indicate that specific receivable balances may be impaired, further consideration is given to the collectibility of those balances and the allowance is adjusted accordingly. Past due receivable balances are written-off when collection efforts have been unsuccessful in collecting the amount due.

(d) FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards ("SFAS") No. 107, Disclosure about Fair Value of Financial Instruments requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2008 and 2007, the carrying value of short-term and long-term investments, accounts receivable, interest receivable, accounts payable, accrued expenses, interest payable and customer deposits approximates fair value due to the short-term nature of such instruments. The carrying value of short-term debt approximates fair value as the related interest rates approximate rates currently available to the Company.

(e) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of the minimum lease payments. Depreciation is calculated using the straight-line method, based upon the following estimated useful lives:

Furniture and Fixtures 5 Years

Computer Equipment 5 Years

When items are retired or disposed of, income is charged or credited for the difference between the net book value of the asset and the proceeds realized thereon.

Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized.

All property and equipment, along with all other assets of the Company, are pledged as collateral for a line of credit from a related party (see Note 5 - Line of Credit, Related party).

(f) INTANGIBLE ASSETS

Intangible assets are comprised of website development costs and domain names. We account for website development costs in accordance with the provisions of EITF 00-2, "Accounting for Website Development Costs" and with SFAS No. 86 "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Pursuant to the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," we capitalize internally developed website costs when the website under development has reached technological feasibility. These costs are amortized, typically over an estimated life of five years, using the larger of the amount calculated using the straight-line method or the amount calculated using the ratio between current period gross revenues and the total of current period gross revenues and estimated future gross revenues. At each balance sheet date, we evaluate the unamortized capitalized website costs compared to the net realizable value. The amount by which the unamortized capitalized website costs exceed its net realizable value is written off. During the year ended December 31, 2008, we concluded that our capitalized website development costs were impaired by $197,000, which have been included in general and administrative expenses in the accompanying statements of operations.

We account for domain names in accordance with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" and amortize them on a straight-line basis. Identifiable intangible assets are amortized over their estimated useful lives as follows:

Website Development Costs 5 Years

Domain Name 5 Years

(g) IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLES

We account for long-lived assets, which include property and equipment and identifiable intangible assets with finite useful lives (subject to amortization), in accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset to the expected future net cash flows generated by the asset. If it is determined that the asset may not be recoverable, or if the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent of the difference.

We assessed whether events or changes in circumstances have occurred that potentially indicate the carrying amount of long-lived assets may not be recoverable. We had no impairment charges under SFAS No. 144 during the years ended December 31, 2008 and 2007.

(h) REVENUE RECOGNITION

The Company's revenues are derived from services, which are comprised of providing electronic access to consumer medical records and other vital documents and from the licensing of our service. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

Our subscriber revenues consist of annual and monthly recurring retail subscriptions and usage-based fees, which are primarily paid in advance by credit card, and corporate accounts which are based on either on an access-fee or actual number of users, and in each case billed in advance at the beginning of each month of service. In accordance with Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, Revenue Recognition, which clarifies certain existing accounting principles for the timing of revenue recognition and classification of revenues in the financial statements, we defer the portions of annual recurring subscription fees collected in advance and recognize them on a straight line basis over the subscription period.

The Company grants exclusive licenses for the sale and marketing of its service in international territories in consideration of an up-front license fee and an ongoing royalty. The royalty fee is usually a percentage of revenue earned by the licensee and there usually are certain minimum guarantees. License fee revenues received in advance from international licensees for the grant of the license are deferred and recognized over the period covered by the agreement. Minimum guaranteed royalty payments received in advance are deferred and recognized over the period to which the royalty relates. All such revenues are included under License Fees and Other. In those cases where a license agreement contains multiple deliverables, the agreement is accounted for in accordance with the provisions of EITF 00-21, "Revenue Arrangements with Multiple Deliverables."

(i) INCOME TAXES AND UNCERTAIN TAX POSITIONS

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." ("SFAS No. 109") In accordance with SFAS No. 109, deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at currently effective tax rates, of future deductible or taxable amounts attributable to events that have been recognized on a cumulative basis in the financial statements. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

The Company adopted the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), on January 1, 2007. FIN 48 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. The adoption of FIN 48 did not have any impact on the Company. The Company classifies interest and penalties as a component of interest and other expenses. To date, there have been no interest or penalties assessed or paid.

(j) ADVERTISING

The Company expenses advertising costs as incurred. Advertising expense for the periods ended December 31, 2008 and 2007 was $22,960 and $32,058, respectively.

(k) SHARE-BASED COMPENSATION

The Company accounts for share-based compensation in accordance with SFAS No. 123(R), "Share Based Payment," ("SFAS123(R)"). The Company applies SFAS 123(R) in accounting for stock issued to employees under the recognition of compensation expense related to the fair value of employee share-based awards, including stock options and restricted stock. Determining the fair value of options at the grant date requires judgment, including estimating the expected term that stock options will be outstanding prior to exercise, the associated volatility and the expected dividends. Judgment is required in estimating the amount of share-based awards expected to be forfeited prior to vesting. If actual forfeitures differ significantly from these estimates, share-based compensation expense could be materially impacted.

The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model. Assumptions relative to volatility and anticipated forfeitures are determined at the time of grant with the following weighted average assumptions.

	Years Ended December 31,
	2008	2007

Expected life in years	0.38	3
Stock price volatility	65.93%	70%
Risk free interest rate	0.49%	4.14% - 4.71%
Expected dividends	None	None
Forfeiture rate	10%	10%

The assumptions used in the Black-Scholes models referred to above are based upon the following data: (1)  As the Company does not have adequate historic data regarding option exercise rates, and it has determined these options to be "plain vanilla" options, then in accordance with SEC Staff Accounting Bulletin ("SAB") No. 110, it has adopted the simplified method of estimating the expected life of the options. This method prescribes assigning an expected life equal to the midpoint between the vesting period and the contractual option termination. (2) In the absence of a public market for the Company's shares, the expected stock price volatility of the underlying shares over the expected term of the option was taken at 65.93% and 70% for the years ended December 31, 2008 and 2007, respectively, which is approximately the mid-point of the range for similar companies. (3) The risk free interest rate is based on published U.S. Treasury Department interest rates for the expected terms of the underlying options. (4) Expected dividends are based on historical dividend data and expected future dividend activity. (5) The expected forfeiture rate is based on historical forfeiture activity and assumptions regarding future forfeitures based on the composition of current grantees.

Prior to the adoption of SFAS No. 123(R), the Company presented all tax benefits resulting from the exercise of stock options as operating cash inflows in the statements of cash flows, in accordance with the provisions of EITF Issue No. 00-15, "Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company upon Exercise of a Nonqualified Employee Stock Option."  SFAS No. 123(R) requires the benefits of tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash inflows rather than operating cash inflows, on a prospective basis. The impact of this change was not material to the Company.

In accordance with SAB No. 107, options issued to non-employees are treated the same as those issued to employees with the exception of determination of the measurement date. Per EITF No. 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," as further clarified by EITF No. 00-18 "Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees," the measurement date is the earlier of (1) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) The date at which the counterparty's performance is complete. Options granted to consultants are valued at their respective measurement dates, and recognized as expensed based on the portion of the total consulting services provided during the applicable period. As further consulting services are provided in future periods, the Company will revalue the associated options and recognize additional expense based on their then current values.

(l) NET LOSS PER SHARE

The Company uses SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. The basic loss per share is calculated by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

For the year ended December 31, 2008 and 2007, 9,872,985 and 9,197,657 potentially dilutive shares, respectively, were excluded from the shares used to calculate diluted earnings per share as their effect was anti-dilutive.

(m) RESEARCH, DEVELOPMENT AND ENGINEERING

Research, development and engineering costs are expensed as incurred. Costs for software development relating to our website incurred subsequent to establishing technological feasibility, in the form of a working model, are capitalized and amortized over their estimated useful lives.

(n) CONCENTRATIONS

At December 31, 2008 and 2007, there were three and two customers, respectively, representing a combined 70.3% and 62% of the Company's revenue.

(o) RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". ("SFAS No. 162") SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements for nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. The Company does not expect that this statement will result in a change in current practice.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133. " ("SFAS No. 161")  SFAS No. 161 requires enhanced disclosures about a company's derivative and hedging activities. These enhanced disclosures will discuss (a) how and why a company uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 and its related interpretations and (c) how derivative instruments and related hedged items affect a company's financial position, results of operations and cash flows. SFAS No. 161 is effective for fiscal years beginning on or after November 15, 2008, with earlier adoption allowed. The Company does not anticipate that the adoption of this accounting pronouncement will have a material effect on its financial statements.

In February 2008, the FASB issued FASB Staff Position No. 157-2, "Effective Date of FASB Statement No. 157", ("SFAS No. 157") which delays the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008.  Therefore, we will delay application of SFAS 157 to our nonfinancial assets and nonfinancial liabilities.  The Company does not anticipate that the delayed adoption of this accounting pronouncement will have a material effect on its financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." ("SFAS No. 157") SFAS No.157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for the Company for fiscal years beginning after November 15, 2007. The Company implemented the provisions of SFAS No. 157 effective January 1, 2008, and it did not have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements" - an amendment of ARB No. 51. ("SFAS No. 160")  SFAS No. 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests, of which the Company currently has none.  All other requirements of SFAS No. 160 shall be applied prospectively.  SFAS No. 160 is effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that implementation of SFAS No. 160 will have any significant impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141(revised 2007), "Business Combinations," ("SFAS No. 141R") which revises current purchase accounting guidance in SFAS  No. 141, Business Combinations. SFAS No. 141R requires most assets acquired and liabilities assumed in a business combination to be measured at their fair values as of the date of acquisition. SFAS No. 141R also modifies the initial measurement and subsequent remeasurement of contingent consideration and acquired contingencies, and requires that acquisition related costs be recognized as expense as incurred rather than capitalized as part of the cost of the acquisition. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008 and is to be applied prospectively to business combinations occurring after adoption. The Company is in the process of evaluating the impact of SFAS No. 141R as it relates to the Merger closing on January 27, 2009. The impact of SFAS No. 141R on the Company's financial statements will depend on the nature and extent of the Company's future acquisition activities.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option of Financial Assets and Financial Liabilities". ("SFAS No. 159") SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS No. 159 is effective as of the beginning of the entity's first fiscal year that begins after November 15, 2007. The adoption of SFAS No. 159 did not have any significant impact on the Company's financial statements.

In July 2008, the FASB issued EITF 07-5, "Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock". EITF 07-5 provides a two step approach for determining whether an equity-linked financial instrument (or an embedded feature) is indexed to an entity's own stock. The guidance in this Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company anticipates that EITF 07-5 will not have any significant impact on its financial statements.

In July 2008, the FASB issued EITF 08-4, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjusted Conversion Ratios". EITF 08-4 provides transition guidance for conforming changes made to EITF Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjusted Conversion Ratios", that resulted from EITF Issue No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments" and SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity. The conforming changes are effective for financial statements issued for fiscal years ending after December 15, 2008, with earlier application permitted. The Company anticipates that EITF 08-4 will not have any significant impact on its financial statements.

In June 2008, the FASB issued FSP No. EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities". FSP No. EITF 03-6-1 clarifies that instruments granted in share-based payment transactions can be participating securities prior to the requisite service having been rendered.  The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The Company anticipates that FSP No. EITF 03-6-1 will not have any significant impact on its financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, stated at cost, at December 31, 2008 and 2007 consisted of the following:

	Years Ended
	December 31,	December 31,
	2008	2007

Furnitures and fixtures	$3,170	$5,639
Computers and related equipment	81,708	84,624

	84,878	90,263

Less: accumulated depreciation and amortization	(37,828)	(23,622)

	$47,050	$66,641

Included in computers and related equipment at December 31, 2008 and 2007 are assets under capital leases of $28,565. Included in accumulated depreciation and amortization at December 31, 2008 and 2007 is $11,372 and $5,659, respectively, related to assets under capital leases. Amortization expense related to assets under capital leases for the years ended December 2008 and 2007 amounted to $5,713 and $5,659, respectively. Total depreciation expense was $17,935 and $18,081 for the years ended December 31, 2008 and 2007, respectively.

NOTE 4 - INTANGIBLE ASSETS

Intangible assets as of December 31, 2008 and 2007 consisted of the following.

	Years Ended
	December 31,	December 31,
	2008	2007

Website development	$644,212	$644,212
Domain name	10,000	10,000

	654,212	654,212

Less: accumulated amortization	(328,728)	(197,886)
Reserve for impairment	(197,000)	-

	$128,484	$456,326

Amortization expense for the years ended December 31, 2008 and 2007 amounted to $130,842 and $119,249, respectively. Estimated amortization expense for each of the next five succeeding years is as follows:

Year Ending December 31,
2009	$43,148
2010	41,648
2011	35,344
2012	8,344
Total	$128,484

NOTE 5 - LINE OF CREDIT, RELATED PARTY

On July 31, 2007, the Company entered into a promissory note agreement and a security agreement with The RHL Group, Inc., a corporation wholly owned by the Chairman and CEO of the Company, to borrow up to $100,000 under a revolving line of credit. This agreement was subsequently superseded by an amended and restated promissory note on August 23, 2007 under the terms of which the line amount was increased to $1 million. Amounts borrowed under the terms of this agreement are secured by all the assets of the Company. Interest on outstanding loan balances accrues at a rate equal to the lesser of the Wall Street Journal Prime Lending Rate (7.5% on August 23, 2007) plus 3% or the maximum rate allowed by law under the California Constitution (5% per annum), plus the rate prevailing at the Federal Reserve Bank of San Francisco on November 25, 2007 (5%), for advances to member banks. Interest expense on this note for the years ended December 31, 2008 and 2007 was $62,442 and $9,960, respectively, and the unpaid balance of interest was $24,963 and $1,525, respectively.

Under the terms of the agreement, The RHL Group, Inc. receives, in addition to interest, one share of common stock for each dollar drawn on the line of credit, in increments of 100,000, with a minimum grant of 400,000 shares, for each three month term of the line. The Company issued the RHL Group, Inc. a total of 800,000 common shares valued at $104,000 under the terms of this agreement during the year ended December 31, 2007, and 1,400,000 common shares valued at $210,000 during the year ended December 31, 2008, which are included in interest expense.

In conjunction with the loan agreement noted above, the Company was required to maintain certain financial covenants. At December 31, 2007 and December 31, 2008, the Company was in compliance with all of its covenants, including the requirement that at any time after September 1, 2007, the Company had at least $125,000 in cash including availability under this Line of Credit or such other amount as necessary to maintain operations through the subsequent thirty (30) days. These covenants were amended subsequent to the year ended December 31, 2008 (see Note 12).

All outstanding principal and unpaid interest was due on July 31, 2008. On August 1, 2008, the Company entered into the Second Amended and Restated Promissory Note Agreement with the RHL Group, Inc., for the renewal of its $1 million secured line of credit.

The line was renewed on substantially the same terms, with the one change being the quarterly grant of shares under the earlier agreement was accelerated to a one time grant of 5 million common shares (including 4,413,053 shares of Treasury stock) for borrowings of up to $1 million at any time during the twelve month term of the renewal ending on July 31, 2009. In addition, The RHL Group, Inc. also receives one share of common stock for each dollar of the line of credit, in increments of 100,000, for each 3 month term of the line for borrowings over $1 million.

NOTE 6 - ADVANCES FROM AFFILIATE

On October 1, 2008, MMR Information Systems, Inc. (formerly Favrille, Inc.), ("Favrille") advanced MMR $100,000 pursuant to a promissory note dated September 30, 2008 (the "First Bridge Note"), which was to be used solely for paying MMR's out of pocket expenses incurred in connection with the proposed reverse merger transaction (see Note 12). On November 10, 2008 (the first business day after execution of the Merger Agreement), Favrille advanced MMR an additional $500,000 pursuant to a promissory note issued by MMR to Favrille (the "Second Bridge Note,") and on December 22, 2008 an additional $100,000 pursuant to promissory notes issued by MMR to Favrille (the "Supplemental Bridge Notes" and together with the First Bridge Note and the Second Bridge Note, the "Promissory Notes") in each case, solely for MMR's use in paying its out of pocket expenses incurred in connection with the Merger and its operating expenses. As of December 31, 2008, the total notes payable outstanding from Favrille amounted to $701,322, which included accrued interest of $1,322.

Subsequent to the year ended December 31, 2008, the Company borrowed an additional $35,000 and $50,000 on January 8, 2009 and January 15, 2009, respectively, under the same terms as the Promissory Notes.

Principal outstanding under the Promissory Notes accrued interest at the applicable federal rate of interest per annum, or the maximum rate permissible by the laws in California relating to permissible rates of interest on commercial loans, whichever is less. Pursuant to the terms of the Merger Agreement, upon occurrence of the Merger, the principal and interest under the Promissory Notes was automatically treated as a contribution to capital to MMR and the Promissory Notes were fully discharged.

NOTE 7 - INCOME TAXES

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	Years Ended December 31,
	2008	2007

Federal statutory rate	-34.00%	-34.00%
State tax, net of federal benefit	-5.71%	-5.70%
Non-deductible items	0.62%	0.67%
Valuation allowance	39.12%	39.05%
Effective income tax rate	0.03%	0.02%

Significant components of deferred tax assets and (liabilities) are as follows:

	Years Ended December 31,
	2008	2007
Net operating loss carryforwards	$4,565,404	$3,095,729
Depreciation and amortization	(1,924)	(7,042)
Share based compensation	39,793	33,030
State tax and other	(320,033)	(216,361)
Deferred tax assets, net	4,283,240	2,905,356
Less: valuation allowance	(4,283,240)	(2,905,356)
	$-	$-

The Company files income tax returns in the U.S. Federal and California State jurisdictions. The Company is subject to U.S. Federal, State and local income tax examinations by tax authorities for all years since inception in 2005.

At December 31, 2008, the Company had Federal and State net operating loss carry forwards available to offset future taxable income of $10,678,084 and $10,575,286, respectively. These carry forwards will begin to expire in the years ending December 31, 2025 and December 31, 2015, respectively. These net operating losses may be subject to various limitations on utilization based on ownership changes under Internal Revenue Code Section 382 as a result of the Merger, and the Company is in the process of evaluating the impact of this before any losses are used to offset future taxable income.

We periodically evaluate the likelihood of the realization of deferred tax assets, and adjust the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to us for tax reporting purposes, and other relevant factors.

At December 31, 2008, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, we determined that it was more likely than not that our deferred tax assets would not be realized and have a $4,283,240 valuation allowance associated with our deferred tax assets.

As a result of the implementation of FIN 48, the Company performed an analysis of its previous tax filings and determined that there were no positions taken that it considered uncertain. Therefore, there were no unrecognized tax benefits as of December 31, 2008.

Future changes in the unrecognized tax benefit are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance. The Company estimates that the unrecognized tax benefit will not change within the next twelve months. The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its Statements of Operations. There is no interest or penalties accrued as of December 31, 2008.

The following table summarizes the open tax years for each major jurisdiction:

Jurisdiction Open Tax Years

Federal 2005 - 2008

California State 2005 - 2008

As the Company has significant net operating loss carryforwards, even if certain of the Company's tax positions were disallowed, it is not foreseen that the Company would have to pay any taxes in the near future. Consequently, the Company does not calculate the impact of interest or penalties on amounts that might be disallowed.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Leases

We lease certain facilities and equipment under non-cancelable capital and operating leases, which expire at various dates through 2011. Total rent expense for the years end December 2008 and 2007 was $179,335 and $150,955, respectively. Future minimum lease payments at December 31, 2008, under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments are as follows:

Year Ended	Operating	Capital
December 31,	Leases	Leases

2009	$123,128	$8,959
2010	-	8,959
2011	-	8,959
Total minimum lease payments	$123,128	26,877
Less interest portion		(3,797)
		$23,080

The amount shown under Operating Leases is the Company's obligation under a long term lease for office space. In August 2008, the Company vacated this space prior to the end of the lease term. In February 2009, the Company and the landlord approved a settlement agreement (see Note 12). The Company accrued for the amount of the settlement liability as of December 31, 2008, which amounted to $62,500 and is reflected in accounts payable and accrued expenses in the accompanying balance sheet.

Guarantee provided by The RHL Group, Inc.

Under the terms of an agreement with an investor who purchased $500,000 of Series B Preferred shares in 2006, the Company was required to invest $250,000 in a joint venture with the investor to establish an entity to market and sell the Company's services in the countries of Japan, China, Korea, Taiwan and Thailand. The Company has paid $100,000 to date of this amount, which is shown on the balance sheet as advances due from related party. To date, the joint venture has not been incorporated, has not commenced operations and there are no employees. The Company and the investor are still in the process of setting up the joint venture. In September 2007, The RHL Group, Inc., a shareholder, wholly owned by the Chairman and CEO of the Company, provided the investor with a guarantee that the Company would meet its obligations under this agreement. In consideration for this guarantee, The RHL Group, Inc. was granted 300,000 shares of restricted common stock valued at $39,000. This guarantee expired in September 2008 and was renewed for a year. As consideration for renewing the guarantee, on January 27, 2009 the Company issued The RHL Group, Inc. 100,000 shares valued at approximately $5,000 (see Note 12).

We have employment agreements with our Chairman, President and Chief Executive Officer, Robert H. Lorsch, and our Chief Financial Officer and Senior Vice President, Naj Allana. Under each employment agreement, our executive officers receive a base salary, subject to annual increases as determined by our board of directors, certain benefits as set forth in the employment agreements, and an annual bonus at the discretion of our board of directors.

Effective July 1, 2006, MMR entered into an employment agreement with our Chairman, President and Chief Executive Officer, Robert H. Lorsch. As part of Mr. Lorsch's employment agreement, he received the option to purchase 750,000 shares of MMR common stock at $.25 per share, which options were repriced on November 11, 2008 to $.15 per share, all of which are now vested

The current term of Mr. Lorsch's employment agreement is effective until June 30, 2009 unless earlier terminated by us without cause (as defined in the agreement) upon 30 days written notice or for cause if Mr. Lorsch fails to cure the acts or omissions constituting cause within 30 days. If Mr. Lorsch's employment is terminated by us for cause or voluntarily by Mr. Lorsch without good reason, he will not be entitled to receive any severance payments or benefits under the employment agreement. If Mr. Lorsch's employment is terminated by us without cause or voluntarily by Mr. Lorsch for good reason, Mr. Lorsch will be entitled to one year of salary at his then current rate of pay, including all monthly benefits, and the pro rata portion of the annual bonus otherwise due Mr. Lorsch. Mr. Lorsch is not entitled to any severance payments or benefits under the agreement if he is terminated for cause or voluntarily resigns without good reason. Unless terminated by us or voluntarily terminated by Mr. Lorsch, his employment agreement will be extended automatically for successive one year periods at the expiration of the then current term, unless we provide written notice of non-extension at least 60 days prior to the expiration of the term.

Mr. Lorsch's employment agreement includes provisions that prohibit Mr. Lorsch from disclosing our confidential information and trade secrets and competing with us during the term of his employment agreement or soliciting our employees for 18 months following termination of employment.

Effective December 14, 2006, MMR entered into an employment agreement with our Chief Financial Officer and Senior Vice President, Naj Allana, which is subject to a memorandum of understanding entered between MMR and Mr. Allana on April 18, 2008, as amended by a subsequent memorandum of understanding on August 1, 2008. As part of Mr. Allana's employment agreement he received options to acquire 400,000 shares of MMR common stock at an exercise price of $0.25 per share, which options were subsequently repriced on November 11, 2008 to $0.15 per share. On the effective date of Mr. Allana's employment agreement, 100,000 options vested immediately, with the remainder to vest in equal monthly installments over a period of 36 months. Further, pursuant to the terms of the memorandum of understanding, as amended, in consideration for a loan from Mr. Allana to MMR in the form of deferred salary, MMR granted Mr. Allana 50,000 shares of MMR common stock in September 2007 and agreed to grant Mr. Allana one share of common stock for each outstanding dollar of deferred salary, plus interest, per 90 day period or part thereof, commencing April 18, 2008. Mr. Allana's employment agreement also provides for Mr. Allana to supply additional services for certain of MMR's client's accounts. In consideration for such additional services, Mr. Allana receives a percentage of the revenues generated on such accounts, if any, pursuant to a separate commission agreement.

Mr. Allana's employment agreement is effective until December 13, 2009, and will automatically renew for successive 12 month periods unless terminated at least 120 days prior to the end of the term. If we terminate Mr. Allana's employment, unless due to misconduct (as defined in the employment agreement), we must continue to pay Mr. Allana his monthly salary for the remainder of the then current term, or if done 120 days preceding the end of the term, then through the end of the next 12 month term.

Effective January 27, 2009, the Company entered into a new employment agreement with Mr. Lorsch, and approved a new employment agreement with Mr. Allana, which extended the terms of the original agreements (see Note 12).

Litigation Matters

In August 2008, 10100 Santa Monica, Inc. filed a lawsuit against the Company asserting claims under a lease dated July 20, 2006 between 10100 Santa Monica, Inc. and MMR. In February 2009, the Company approved a settlement relating to this lawsuit and has accrued for the amount as of December 31, 2008 (see Leases section above).

From time to time, the Company is involved in various legal proceedings generally incidental to its business. While the result of any litigation contains an element of uncertainty, management presently believes that the outcome of any other known, pending or threatened legal proceeding or claim, individually or combined, will not have a material adverse effect on the Company's financial statements.

NOTE 9 - STOCKHOLDERS' DEFICIT

Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock, par value $0.001 per share.

During the year ended December 31, 2007, 222,500 shares of Series B Preferred Stock were issued at $2.00 per share for proceeds of $412,669 (net of $32,332 incurred directly towards raising capital).

During the year ended December 31, 2007 1,111,213 shares of Series C Preferred Stock were issued to shareholders at $1.33 per share for proceeds of $1,369,520 (net of $108,393 incurred directly towards raising capital).

During the year ended December 31, 2008, 468,869 shares of Series C Preferred Stock were issued to shareholders at $1.33 per share for proceeds of $621,047 (net of $2,548 incurred directly towards raising capital).

From October 2007 to October 2008, the Company, as an incentive to investors, issued one share of Common Stock with each share of Series B or Series C Preferred stock purchased. The Company issued 200,320 and 468,869 shares of Common Stock for the years ending December 31, 2007 and 2008, valued at $26,042 and $35,620, respectively. Because the common shares were issued as an inducement to invest and were not issued to all purchasers of Series B and Series C Preferred Stock, the Common Stock has been accounted for as a distribution to the recipients of the common shares and has been reflected as a deemed dividend in the Company's financial statements.

In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," and EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," convertible preferred stock must be analyzed to determine whether there is any intrinsic value relating to the embedded conversion option. Any intrinsic value of the embedded conversion option is considered to be a beneficial conversion feature and is recognized as a deemed dividend over the period from the date of issuance of the preferred stock to the date of earliest conversion. The Company has concluded that there is no beneficial conversion feature related to the Series A, Series B and Series C Preferred Stock as of December 31, 2008 and 2007, respectively.

The holders of the Series A, Series B and Series C Preferred Stock are entitled to dividends once declared by the Board of Directors. No dividends were declared for the years ended December 31, 2008 or 2007. Holders of Series A, B and C Preferred Stock are entitled to vote with the Common Stock and the other classes of Preferred Stock as a single class, as if converted to Common Stock. The Series A, B and C Preferred Stock shall not be redeemable by the holders or the Company.

Holders of Series A, B and C Preferred Stock have a preferential right in the event of a liquidation to receive, prior to any payment or distribution in respect of Common Stock, an amount equal to $1.00, $2.00 and $1.33 per share, respectively, whether in cash or in kind. Any partial liquidation shall be allocated on a pro rata basis to holders of Series A, Series B and Series C Preferred Stock. After the payment of the full liquidation preference of the Series A, Series B and Series C Preferred Stock, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

Series A, B and C Preferred Stock are each convertible into one share of Common Stock (subject to anti-dilution adjustment) at any time at the holder's option. Series A, B and C Preferred Stock automatically convert into Common Stock upon (i) the election of a majority of the outstanding shares of each respective class of Preferred Stock or (ii) the consummation of an underwritten public offering with aggregate proceeds in excess of $10,000,000 (a "Qualified Public Offering").

Common Stock

The Company was authorized to issue 20,000,000 shares of Common Stock, par value $0.001 per share. In October 2008, the stockholders approved an increase in the authorized shares of Common Stock to 100,000,000.

During the years ended December 31, 2008 and 2007 the Company issued 4,713,940 and 2,042,500 shares of Common Stock, respectively, as consideration for goods and services from both employees and non-employees valued at $397,939 and $265,557, respectively.

In 2008, under the terms of the renewal of Line of Credit from The RHL Group, Inc. in August 2008, the Company issued 5,000,000 shares, consisting of 586,947 new shares of common stock and 4,413,053 shares of Treasury stock, valued at $50,000, as consideration for renewal of the line through July 31, 2009. The shares of Treasury stock were returned during 2007 by a director and shareholder (see Note 11). The value of the transaction was determined in accordance with EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," as further clarified by EITF 00-18, "Accounting Recognition for Certain Transactions Including Equity Instruments Granted to Other Than Employees".

Options for Purchase of Preferred B shares

On April 1, 2007, the Company granted 200,000 options to purchase Series B Preferred Stock at an exercise price of $2.00. The options were issued to the largest distributor of employee assistance services in the US as an incentive to market and sell the Company's services into their customer base. The related services agreement was for five years, and the customer never bought any services from the Company.

In accordance with EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", as further clarified by EITF 00-18, "Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees", the fair value of the options issued in conjunction with selling services was calculated as $270 at the date of grant and charged to expense at that time as no further performance commitment was required on the part of the recipient. The value was determined using the Black-Scholes valuation model with input assumptions of (1) volatility of 70%, (2) expected life of 2.5 years, (3) risk free rate of 3.74%, (4) expected dividends of zero, and (5) a common stock value of $0.13.

The following summarizes the total options to purchase Series B Preferred Stock issued and outstanding as of December 31, 2008.

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Price	of Shares	Life (Years)	Price	of Shares	Price

$2.00	200,000	3.25	$2.00	200,000	$2.00
	200,000			200,000

NOTE 10 - EQUITY INCENTIVE PLAN

Stock Option Plans

In 2005, the Company adopted an Equity Incentive Plan ("the Plan") which allows the Company to grant up to 5,000,000 shares of common stock or options to employees, non-employee board members and consultants. The plan is divided into three separate incentive Programs, namely the Stock Option, Restricted Stock and Stock Bonus Programs.

Under the Stock Option Program, options are designated as non-qualified stock options (NSO's) and incentive stock options (ISO's). For NSO's, the exercise price of shares shall not be less than 85% of the fair market value of such shares on the grant date, with the provision that the exercise price for a 10% stockholder shall not be less than 110% of the fair market value of such shares on the grant date. ISO's may only be granted to employees and the exercise price of the shares shall not be less than 100% of the fair market value of such shares on the grant date. The fair market value of ISO's exercisable for the first time in a calendar year that exceeds $100,000 shall become NSO's. The term of the option cannot exceed ten years from the option grant date, with the provision that for a 10% stockholder, the option term cannot exceed five years.

In the event of a corporate transaction such as a merger, consolidation or reverse merger causing a change in control of the Company, as defined, the options' vesting is accelerated and any restrictions lapse, except under certain circumstances.

Stock Option Activity

A summary of option activity for the years ended December 31, 2008 and 2007 is presented below.

			Weighted-
			Average
		Weighted-	Remaining	Aggregate
		Average	Contractual	Intrinsic
		Exercise	Life	Value
	Options	Price	(Years)

Outstanding at December 31, 2006	3,430,000	$0.15	3.68	$-
Granted	685,000	0.15
Exercised	(50,000)	0.15
Forfeited	(575,000)	0.15
Outstanding at December 31, 2007	3,490,000	0.15	2.87	-
Granted	406,450	0.02
Forfeited	(200,000)	0.15
Outstanding at December 31, 2008	3,696,450	0.14	1.06	-

Vested and expected to vest
at December 31, 2008	3,668,149	0.14	1.05	53,502

Exercisable at December 31, 2008	3,413,436	0.14	1.02	53,502

The aggregate intrinsic value in the table above is before applicable income taxes and is calculated based on the difference between the exercise price of the options and the quoted price of the common stock as of the reporting date.

A summary of the activity of the Company's nonvested options for the years ended December 31, 2008 and 2007 is presented below. Cash received from options exercised was $12,500 in 2007.

		Weighted
		Average
		Grant Date
	Shares	Fair Value

Nonvested at December 31, 2006	1,624,418	$0.03
Granted	685,000	$0.04
Vested	(1,500,274)	$0.03
Nonvested at December 31, 2007	809,144	$0.04
Granted	406,450	$0.01
Forfeited	(100,000)	$0.03
Vested	(832,580)	$0.02
Nonvested at December 31, 2008	283,014	$0.04

As of December 31, 2008, total unrecognized stock-based compensation expense related to nonvested stock options was $8,134, which is expected to be recognized during the year ended December 31, 2009.

The weighted average grant date fair value of options granted during the years ended December 31, 2008 and 2007 was $0.01 and $0.04, respectively.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2008.

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Price	of Shares	Life (Years)	Price	of Shares	Price

$0.004	366,450	0.20	$0.004	366,450	$0.004
0.15	3,290,000	1.16	0.15	3,006,986	0.15
0.19	40,000	0.85	0.19	40,000	0.19
	3,696,450			3,413,436

Modification to Terms of Options Currently Outstanding

In light of the changed financial position of the Company, on November 11, 2008, the Board approved a repricing of all outstanding options from $0.25 per share to $0.15 per share. The Board also waived the current restriction requiring employees leaving the Company to exercise their vested options within 90 days of their departure date. The additional expense recognized during the year ended December 31, 2008 resulting from the modification of the option terms amounted to $4,391.

Restricted Stock Program

Under the Restricted Stock Program, a restricted stock award is an offer by the Company to sell to an eligible person shares that are subject to restrictions relating to the sale or transfer of the shares. A committee appointed by the Board to administer the program or the Board itself shall determine to whom an offer will be made, the number of shares the person may purchase, the price to be paid and the restriction to which the shares shall be subject. The offer shall be accepted by the Participant within thirty days from the date of the offer evidenced by the Restricted Stock Purchase Agreement. The purchase price of shares shall not be less than 85% of the fair market value of such shares on the issue date, with the provision that the purchase price for a 10% stockholder shall not be less than 110% of such fair market value. Shares are either fully and immediately vested upon issuance, or may vest in installments upon attainment of specified performance objectives.

During the years ended December 31, 2008 and 2007 the Company issued 4,713,940 and 2,042,500 shares of Common Stock in consideration of goods and services from both employees and non-employees valued at $397,939 and $265,557, respectively. For purposes of financial statement presentation, the issuances of shares during 2007 and for the period January 1, 2008 through June 29, 2008 were valued at $0.13 and $0.15 per share, respectively. These values were derived based on a `fair value' standard of value as defined by the AICPA. Issuances of shares for the period of June 29, 2008 through November 7, 2008 were valued at $0.01 per share. Issuances of shares after November 7, 2008 were valued at $0.05 per share.

Stock Bonus Program

Under the Stock Bonus Program, shares are issued as a bonus for past services rendered pursuant to the Stock Bonus Agreement. Stock bonuses may be awarded upon satisfaction of specified performance goals pursuant to the Performance Stock Bonus Agreement. No shares were issued under the Stock Bonus Program during the years ended December 31, 2008 or 2007.

NOTE 11 - RELATED PARTY TRANSACTIONS

In July 2007, the Company initiated legal action against a director and shareholder who was providing the Company with business development advisory services. A settlement agreement was reached in October 2007, under the terms of which the director paid the Company $243,000, resigned from the Board of Directors, had 300,000 options held by him for the purchase of common stock of the Company with an exercise price of $0.25 per share, cancelled and returned to the Company substantially his entire holding in the Company of 4,413,053 common shares, which were returned to Treasury at no cost. All of his unvested options were forfeited. The Company incurred $0 and $100,000 for the years ended December 31, 2008 and 2007, respectively, for business development advisory services from this director. These amounts are reflected in general and administrative expenses in the accompanying Statement of Operations.

Additionally, the Company incurred $51,025 and $50,000 in the years ended December 31, 2008 and 2007, respectively, towards marketing consulting services from a second director. Included in related party payables at December 31, 2008 and 2007 was $76,025 and $25,000, respectively, with respect to these services.

The Company also incurred $50,000 in each of the years ended December 31, 2008 and 2007, respectively, towards marketing consulting services from a third director. Included in related party payables at December 31, 2008 and 2007 was $75,000 and $25,000, respectively, with respect to these services.

The Company also incurred $20,833 in the year ended December 31, 2007 towards international sales consulting services from a fourth director.

In April 2007, 10,000 common stock options with an exercise price of $0.25 valued at $415 were issued to a fifth director for certain consulting work that was performed in conjunction with the Series C Preferred Stock offering. There were no outstanding payables at December 31, 2007 with respect to these services. During the year ended December 31, 2008, the Company incurred $50,000 in consulting services from this director, of which $10,000 is included in related party payables as of December 31 2008.

In January 2007, the Company incurred $13,500 in expenses for consulting services from a sixth director for sales training and implementation services for the launch of the Medicalert Gold product. In addition, the director was issued 25,000 common shares for these same services valued at $3,250. The same director was also issued 75,000 common shares for executive coaching and related consulting services during the year ended December 31, 2007 valued at $9,750. There were no such amounts in 2008.

In August 2007, the Company entered into a month-to-month lease with The RHL Goup, Inc. for the use of furniture and art for the Company's offices, for a total of $1,000 per month. The Company incurred expenses of $7,500 and $12,000 for the years ended December 31, 2008 and 2007, respectively. Included in related party payables at December 31, 2008 and 2007 was $0 and $2,000, respectively, with respect to these leases.

In August 2008, the Company entered into a eight month lease with its Chairman and Chief Executive Officer for the use of office space for a total of $3,000 per month plus a share of utilities. This lease was renewed in April 2009 on a month-to-month basis (see Note 12).

In February 2006, the Company entered into a letter agreement with MyMedicalRecords.com.au ("MMR AU") granting it a 10 year exclusive right to market and sell the Company's products and services in Australia and New Zealand. The controlling shareholder of MMR AU was at the time of the signing of the initial letter agreement, a shareholder of the Company. This letter agreement was subsequently formalized in the form of a ten year license agreement in October 2007, at which time the controlling shareholder of MMR AU was no longer a shareholder of the Company.

The Company received $50,000 from MMR AU upon the signing of the letter agreement towards set up costs of the platform to be used by customers of MMR AU. The Company completed the setup of the platform for MMR AU in 2007, at which time it started to recognize this amount into revenue. The Company also received $150,000 in 2007 from MMR AU towards the minimum guarantee payment for years 2 and 3 of the license term. This amount has been deferred and is being recognized into income based on the number of months elapsed. During the year ended December 31, 2008, the Company amortized $84,375 of these amounts into license fee and other revenues in the accompanying Statement of Operations. The Company has accounted for this transaction under EITF 00-21, "Revenue Arrangements with Multiple Deliverables."

NOTE 12 - SUBSEQUENT EVENTS

On November 8, 2008, the Company entered into a definitive agreement for a reverse merger with a wholly owned subsidiary of Favrille ("the Merger"), under which terms the current shareholders of the Company will own 60% of the equity of Favrille on a fully diluted basis, with current shareholders of Favrille holding 33% and certain officers, directors and creditors of Favrille owning the remaining 7%. The Merger was approved by the majority of shareholders of each class of the Company's shares in December 2008. Closing took place on January 27, 2009.

On January 27, 2009, the Company entered into an allonge agreement (the "Allonge") with The RHL Group, Inc. which modified the terms of the Company's outstanding line of credit (see Note 5). The Allonge agreement suspended certain rights (the "Suspended Rights") held by The RHL Group, Inc. from the closing date of the reverse merger transaction, January 27, 2009, until the earlier of: (1) the date that Favrille or the Company repays all amounts outstanding under the line of credit issued pursuant to the Creditor Plan (as defined in the Merger Agreement) in the aggregate amount of $709,000, (2) the date that

Favrille or Borrower deposits into the Escrow Fund (as defined in the Creditor Plan) cash of $709,000 payable in satisfaction of the outstanding line of credit notes issued pursuant to the Creditor Plan; or (3) ten days after the two year anniversary of January, 27, 2009 (the "New Due Date").

The Suspended Rights are as follows:

  Any right of The RHL Group, Inc. to declare a Default or an Event of Default (as defined in the Note and the Security Agreement) or deliver any notice thereof to the Company.
  Any right of The RHL Group, Inc. to accelerate the maturity date of the note.
  Any right of The RHL Group, Inc. to assign the note, or the proceeds of the note, or otherwise negotiate the note.
  Any right of the Lender to receive payment of the unpaid balance of the note prior to the dates described above.

On April 29, 2009, the Allonge was terminated as part of the credit restructuring described below.

Effective February 26, 2009, the Company and its landlord reached a final settlement agreement which has been approved by the managements of both parties regarding the vacated office space (see Note 8).

On January 27, 2009, the Company executed a new employment agreement with its Chairman, President and Chief Executive Officer, Robert H. Lorsch, and approved a new employment agreement with its Chief Financial Officer and Senior Vice President, Naj Allana. The new agreement for Mr. Lorsch extends the term of the existing employment agreement for through December 31, 2011. The proposed agreement for Mr. Allana extends the term of the existing employment agreement through February 15, 2010.

The Company also entered into an amended and restated consulting agreement with The RHL Group Inc. on January 27, 2009. The amended consulting agreement extends the term of the existing agreement through December 31, 2011.

In September 2008, The RHL Group, Inc. extended its guarantee with an investor through September 2009 that the Company would meet its obligations under the agreement. As consideration for renewing the guarantee, on January 27, 2009 the Company issued The RHL Group, Inc. 100,000 shares valued at approximately $5,000 (see Note 8).

In April 2009, the Company renewed its lease with its Chairman and Chief Executive Officer on a month-to-month basis for use of office space for a total of $3,000 per month.

Effective May 1, 2009, the Company entered into a lease agreement to lease additional office space in Beverly Hills, California. The lease is month-to-month and requires a monthly payment of $4,796 commencing in June 2009.

On April 29, 2009, the Company agreed to restructure its secured credit facility with The RHL Group, Inc. and entered into a Secured Credit Restructuring Agreement with MMR Information Systems, Inc. (the new legal entity name of Favrille), The RHL Group, Inc. and Robert H. Lorsch, our Chairman, Chief Executive Officer and President (the "Restructuring Agreement"), issued The RHL Group, Inc. a Third Amended and Restated Note (the "Third Amended Note"), and MMR Information Systems, Inc. agreed to guaranty our obligations under the Third Amended Note (the "Guaranty").

The Third Amended Note amends and restates the existing The RHL Group, Inc. note ("RHL Group Note"), matures November 30, 2009, and bears interest at the lesser of 10% or the highest rate then permitted by law, and is secured (similar to the RHL Group Note) by the Security Agreement. Although the reserve credit line has been increased to $3,000,000, The RHL Group, Inc. is only obligated to make a minimum of $100,000 of loans, advances and guarantees under the Third Amended Note within 30 days of execution pursuant to the Restructuring Agreement. The RHL Group, Inc. received, as an origination fee, a note for $200,000, payable at our option in cash or warrants to acquire 2,800,000 shares of MMR Information Systems, Inc. common stock at an exercise price of $0.15 per share. The warrants, if issued, would have a four year term and be nontransferable without our consent. If the term of the Third Amended Note is renewed, we would grant The RHL Group an additional origination fee on terms to be negotiated at such time.

In addition, under the Restructuring Agreement, The RHL Group, Inc. agreed to use commercially reasonable efforts to raise additional financing from third parties, and agreed to extend the maturity of the Third Amended Note for an additional six-month term if we are in full compliance with our covenants and other obligations under the Third Amended Note, on terms to be negotiated at such time. Additionally, Mr. Lorsch agreed to exercise all of his outstanding options prior to May 1, 2009 (which were exercised April 30, 2009), which resulted in an $113,220 reduction in principal owing The RHL Group, Inc. Finally, as a condition to agreeing to restructure our secured credit arrangement, we also terminated the Allonge. Thus, if at any time after June 1, 2009 we are not in compliance with our covenants under the Third Amended Note or Security Agreement, The RHL Group, Inc. may, but is not obligated to, declare an event of default.

Pro Forma Financial Information

Background Information Regarding Pro Forma Financial Statements

On November 8, 2008, mymedicalrecords.com, Inc. ("MMR") entered into a definitive agreement for a reverse merger with a wholly-owned subsidiary of MMR Information Systems, Inc. (formerly Favrille, Inc.), ("Favrille") under which terms the current shareholders of MMR will own 60% of the equity of Favrille on a fully diluted basis, with current shareholders of Favrille holding 33% and certain creditors under Favrille's creditor plan (which consist of its officers, directors and their affiliates) owning the remaining 7%. The Merger was approved by the majority of shareholders of each class of MMR's shares in December 2008. On January 27, 2009, the Merger was consummated as described elsewhere in this current report on Form 8-K/A.

The following unaudited pro forma combined balance sheet and statement of operations reflect the combination of MMR and Favrille as of December 31, 2008 and were prepared as if the Merger had occurred on December 31, 2007. The unaudited pro forma combined balance sheet and statement of operations have been derived from historical financial statements of both MMR and Favrille.

In the opinion of management, all adjustments necessary to present fairly the pro forma combined balance sheet and statement of operations have been made based on the terms and structure of the transaction.

The unaudited pro forma combined balance sheet and statement of operations are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the period nor do they purport to indicate the results of future operations of MMR and Favrille. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of MMR and Favrille.

Combined Pro Forma Balance Sheet as of December 31, 2008 (Unaudited) and Notes Thereto
(in thousands, except share and per share data)

	mymedical		Pro Forma		Pro Forma
ASSETS	records.com, Inc.	Favrille, Inc	Adjustments		Combined
			(unaudited)		(unaudited)
			A
Current Assets:
Cash and cash equivalents	$76	$1,555	$138	B	$1,769
Accounts receivable, net	7	-	-		7
Related party receivables	22	-	-		22
Prepaid expenses and other current assets	82	85	102	B	269
Advance to affiliate	-	701	(701)		-
Total current assets	187	2,341	(461)		2,067

Property and equipment, net	47	-	-		47

Other assets:
Deposits	2	-	-		2
Advances - MMR Asia	100	-	-		100
Intangible assets, net	128	-	-		128
Total other assets	230	-	-		230

Total assets	$464	$2,341	$(461)		$2,344

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Current portion of debt	$-	$3	$(3)		$-
Line of credit, related party	823	-	-		823
Advances from affiliate	701	-			701
Related party payable	514	-	-		514
Compensation payable	58	-	-		58
Accounts payable and accrued expenses	944	2,957	(1,576)	B	2,325
Deferred revenue	190	-	-		190
Current portion of capital lease	7	-	-		7
Total current liabilities	3,237	2,960	(1,579)		4,618

Long term liabilities:
Capital lease, net of current portion	16	-	-		16
Total liabilities	3,253	2,960	(1,579)		4,634

Stockholders' equity (deficit)
Preferred Stock	6	-	-		6
Common stock	18	41	(41)		18
Treasury stock	(17)	-	-		(17)
Additional paid-in capital	8,357	236,756	(236,756)		8,357
Accumulated deficit	(11,153)	(237,416)	237,915	C	(10,654)
Total Stockholders' Equity (Deficit)	(2,789)	(619)	1,118		(2,290)

Total Liabilities and Stockholders' Equity (Deficit)	$464	$2,341	$(461)		$2,344

A	This pro forma adjustment is to present Favrille, Inc. as a discontinued operation.

B	At the closing of the merger on January 27, 2009, Favrille, Inc. had advanced or made available to mymedicalrecords.com, Inc. cash in the amount of $1,693,379. Furthermore, prepaid expenses in the amount of $186,575 and accounts payable and accrued expenses of $1,381,377 transferred to mymedicalrecords.com, Inc. on the date of closing.

C	The pro forma adjustment to the accumulated deficit is a combination of the discontinuance of the Favrille, Inc. operations and the gain on disposal of the net assets of Favrille, Inc. as of the merger date of January 27, 2009 .

Combined Pro Forma Statement of Operations For The Year Ended December 31, 2008 (Unaudited) and Notes Thereto
(in thousands, except share and per share data)

	mymedical		Pro Forma		Pro Forma
	records.com, Inc.	Favrille, Inc	Adjustments		Combined
			(unaudited)		(unaudited)
			A
Revenues:
Subscriber	$280	$-	$-		$280
Other	171	-	-		171
	451	-	-		451

Cost of Revenue	410	-	-		410

Gross Profit	41	-	-		41

Operating Expenses
General, administrative, sales and marketing	3,022	7,483	(7,483)		3,022
Research and development	-	19,318	(19,318)		-
Loss on impairment of property and equipment	-	28,478	(28,478)		-
Technology development	143	-	-		143
Total Operating Expenses	3,165	55,279	(55,279)		3,165

Loss from Operations	(3,124)	(55,279)	55,279		(3,124)

Other Income (Expenses)
Change in valuation of warrants	-	2,492	(2,492)		-
Gain on assets held for sale	-	680	(680)		-
Gain on lease termination	-	12,645	(12,645)		-
Gain on settlement of debt	-	1,124	(1,124)		-
Interest and other income (expenses)	(398)	(103)	103		(398)

Net loss before discontinued operation	(3,522)	(38,441)	38,441		(3,522)

Discontinued operation
Net loss	-	-	(38,441)		(38,441)
Gain on disposal	-	-	499		499

Net loss	$(3,522)	$(38,441)	$499		$(41,464)
Deemed dividend	(36)	-	-		(36)
Net loss available to common stockholders	$(3,558)	$(38,441)	$499		$(41,500)

Basic and diluted loss before discontinued operation	$(0.28)	$(0.93)	$-		$(0.03)
Discontinued operation	-	-	-		(0.28)
Net loss per share	$(0.28)	$(0.93)	$-		$(0.31)

Weighted average shares outstanding:
Basic and diluted	12,572,308	41,272,723	92,599,196	B	133,871,919

A	This pro forma adjustment is to present Favrille, Inc. as a discontinued operation.

B	These additional shares represent the Favrille, Inc. shares into which the historical mymedicalrecords.com, Inc. shares are convertible. This pro forma presentation assumes the shares were outstanding for the entire year.